CREDIT AGREEMENT

                                 by and between

                               MRU LENDING, INC.,
                                   as Borrower

                       THE INSTITUTIONS FROM TIME TO TIME
                            PARTY HERETO AS LENDERS,

                                       and

                          NOMURA CREDIT & CAPITAL, INC.
                                    as Agent

                          Dated as of February 4, 2005

                                TABLE OF CONTENTS

                                                                            Page

                               ARTICLE I

ADVANCES ..................................................................    2

      SECTION 1.01.   Commitments to Lend; Limits on Lenders'
                      Obligations .........................................    2
      SECTION 1.02.   Borrowing Procedures ................................    2
      SECTION 1.03.   Grant of Security Interest ..........................    4
      SECTION 1.04.   Release of Collateral ...............................    4
      SECTION 1.05.   Effect of Release ...................................    5
      SECTION 1.06.   Extension of the Facility Termination Date ..........    6
      SECTION 1.07.   Determination of Fair Market Value ..................    6

                                   ARTICLE II

NOTE ......................................................................    6

      SECTION 2.01.   Note ................................................    6
      SECTION 2.02.   Interest on Advances ................................    7
      SECTION 2.03.   Repayments and Prepayments ..........................    8
      SECTION 2.04.   General Procedures ..................................    9
      SECTION 2.05.   Characterization of Note ............................    9
      SECTION 2.06.   Taxes ...............................................    9

                              ARTICLE III

SETTLEMENTS ...............................................................   11

      SECTION 3.01.   Accounts; Investments by Agent ......................   12
      SECTION 3.02.   Collection of Moneys ................................   13
      SECTION 3.03.   Collection Account ..................................   13
      SECTION 3.04.   Reserve Account and Origination Fee Subaccount ......   15
      SECTION 3.05.   Reserved ............................................   15
      SECTION 3.06.   Payments and Computations, Etc ......................   15
      SECTION 3.07.   Obligations with respect to Certain Releases of
                      Funds from the Collection Account; Obligation to
                      Prepare Corrected Monthly Reports ...................   16
      SECTION 3.08.   Disbursement Account ................................   16

                                   ARTICLE IV

FEES AND YIELD PROTECTION .................................................   17

      SECTION 4.01.   Fees ................................................   17
      SECTION 4.02.   Increased Costs .....................................   17


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      SECTION 4.03.   Funding Indemnification .............................   17

                               ARTICLE V

CONDITIONS OF BORROWINGS ..................................................   18

      SECTION 5.01.   Closing Date Conditions Precedent ...................   18
      SECTION 5.02.   Conditions Precedent to Initial Borrowing ...........   21
      SECTION 5.03.   Conditions Precedent to All Borrowings ..............   22

                                   ARTICLE VI

REPRESENTATIONS AND WARRANTIES ............................................   24

      SECTION 6.01.   Representations and Warranties of the Borrower ......   24

                              ARTICLE VII

GENERAL COVENANTS OF THE BORROWER .........................................   28

      SECTION 7.01.   Affirmative Covenants of the Borrower ...............   28
      SECTION 7.02.   Reporting Requirements of the Borrower ..............   34
      SECTION 7.03.   Servicing Covenants .................................   36
      SECTION 7.04.   Negative Covenants of the Borrower ..................   37

                                  ARTICLE VIII

EVENTS OF DEFAULT; REMEDIES; SET-OFF ......................................   39

      SECTION 8.01.   Events of Default ...................................   39
      SECTION 8.02.   Remedies ............................................   42

                                   ARTICLE IX

THE AGENT .................................................................   42

      SECTION 9.01.   Appointment; Nature of Relationship .................   42
      SECTION 9.02.   Powers ..............................................   43
      SECTION 9.03.   General Immunity ....................................   43
      SECTION 9.04.   No Responsibility for Advances, Creditworthiness,
                      Collateral, Recitals, Etc ...........................   43
      SECTION 9.05.   Action on Instructions of Lenders ...................   43
      SECTION 9.06.   Employment of Agents and Counsel ....................   43
      SECTION 9.07.   Reliance on Documents; Counsel ......................   44
      SECTION 9.08.   The Agent's Reimbursement and Indemnification .......   44
      SECTION 9.09.   Rights as a Lender ..................................   44
      SECTION 9.10.   Lender Credit Decision ..............................   44
      SECTION 9.11.   Successor Agent .....................................   45
      SECTION 9.12.   Transaction Documents ...............................   45


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                               ARTICLE X

ASSIGNMENT OF LENDER'S INTEREST ...........................................   45

      SECTION 10.01.  Restrictions on Assignments .........................   45
      SECTION 10.02.  Evidence of Assignment ..............................   47

                                   ARTICLE XI

INDEMNIFICATION ...........................................................   47

      SECTION 11.01.  Indemnities .........................................   47

                              ARTICLE XII

SERVICING OF PLEDGED STUDENT LOANS ........................................   50

      SECTION 12.01.  Appointment of Servicer(s) ..........................   50

                                  ARTICLE XIII

MISCELLANEOUS .............................................................   50

      SECTION 13.01.  Amendments, Etc .....................................   50
      SECTION 13.02.  Notices, Etc ........................................   50
      SECTION 13.03.  No Waiver; Remedies .................................   50
      SECTION 13.04.  Binding Effect; Survival ............................   51
      SECTION 13.05.  Costs, Expenses and Taxes ...........................   51
      SECTION 13.06.  Captions and Cross References .......................   51
      SECTION 13.07.  Integration .........................................   51
      SECTION 13.08.  Governing Law .......................................   52
      SECTION 13.09.  Waiver Of Jury Trial; Submission to Jurisdiction ....   52
      SECTION 13.10.  Execution in Counterparts ...........................   52
      SECTION 13.11.  No Recourse Against Other Parties ...................   52
      SECTION 13.12.  Confidentiality .....................................   53
      SECTION 13.13.  Limitation of Liability .............................   54
      SECTION 13.14.  Actions to be Taken on Days other than Business Days    54


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

                                   APPENDICES

APPENDIX A             Definitions

APPENDIX B             Originators

APPENDIX C             Agreed-Upon Procedures with respect to the Borrower

APPENDIX D             Approved Reduced Rate Programs

APPENDIX E             Underwriting Guidelines

                                    SCHEDULES

SCHEDULE 6.0 l(k)      List of Offices of the Borrower where Records Are Kept
                       and Changes in the Borrower Information

SCHEDULE 13.02         Notice Addresses

                                    EXHIBITS

EXHIBIT 1.02           Form of Borrowing Notice

EXHIBIT 1.04           Form of Release Certification

EXHIBIT 2.01           Form of Note

EXHIBIT 5.03(d)        Form of Coverage Condition Certificate

EXHIBIT 7.02(c)        Form of Monthly Report

EXHIBIT 10.01(a)       Form of Assignment and Acceptance

EXHIBIT 12.01          List of Approved Servicers

EXHIBIT A              Closing List


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

                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT (the "Agreement") is made as of February 4, 2005 by and between MRU LENDING, INC., a Delaware corporation (the "Borrower"), the institutions from time to time party hereto as lenders (each, a "Lender" and collectively, the "Lenders") and NOMURA CREDIT & CAPITAL, INC. ("Nomura"), in its capacity as contractual representative for itself and the other Lenders (the "Agent"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

                                   BACKGROUND

      1. The Borrower will originate or purchase from time to time Student
Loans.

      2. The Borrower intends to finance the Student Loans as provided herein by borrowing Advances from Lenders. The Borrower has requested Lenders, and Lenders have agreed, subject to the terms and conditions contained in this Agreement, to make Advances to the Borrower from time to time during the term of this Agreement, which Advances will be secured by such Student Loans and other Collateral.

      3. Nomura has been requested by Lenders, and is willing, to act as the Agent.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                    ADVANCES

      SECTION 1.01. Commitments to Lend; Limits on Lenders' Obligations.

      (a) The Advances. Upon the terms and subject to the conditions hereinafter set forth, each Lender, severally and not jointly with any other Lender, agrees to make to the Borrower, from time to time during the period from the date hereof to, but not including, the Commitment Termination Date, loans secured by the Collateral (each, an "Advance") in an aggregate principal amount up to such Lender's Commitment; provided, however, that the Total Outstanding Advances shall at no time exceed the aggregate of all of the Lenders' Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay without premium or penalty any or all Advances, except as provided in Sections 2.03 and 4.03, and reborrow any or all Advances pursuant to this Section 1.01.

      (b) Use of Proceeds. Notwithstanding anything in this Agreement to the contrary, the proceeds of each Advance shall be used by the Borrower only (A) to purchase Student Loans on the date such Advance is made pursuant to a Purchase and Sale Agreement, (B) to fund Student Loans originated by or on behalf of the Borrower on the date such Advance is made, (C) to make deposits to the Disbursement Account to fund Student Loans to be originated by or on behalf of the Borrower in accordance with Section 3.08(b), (D) to fund recaptures of Fair Market Value on any Settlement Date in accordance with Section 1.02(d) below, or
(E) to make deposits to the Collection Account as permitted by Section 3.03(c).

      SECTION 1.02. Borrowing Procedures.

      (a) Notice of Borrowing. Each Borrowing hereunder shall be made upon the Borrower's irrevocable written notice, substantially in the form of Exhibit 1.02 (a "Borrowing Notice"), delivered to the Agent with a copy to the Lenders in accordance with Section 13.02 (which notice must be received by the Agent prior to 10:00 a.m., New York City time) not less than (i) if the requested Borrowing is not more than $2,500,000 and is not a Fair Market Value Recapture Advance, one (1) Business Day, or (ii) otherwise, three Business Days, prior to the requested Borrowing Date, which notice shall specify (A) the amount requested to be borrowed by the Borrower (which amount shall be in a minimum amount of $1,000,000 or in integral multiples of $250,000 in excess thereof), (B) the date of such Borrowing (which shall be a Business Day) and (C) the proposed use of the proceeds of such Borrowing. Any Borrowing Notice received by the Agent after the time specified therefor in the immediately preceding sentence shall be deemed to have been received by the Agent on the next Business Day, and the date specified in the Borrowing Notice as the proposed Borrowing Date shall be deemed to be the Business Day immediately succeeding the proposed Borrowing Date specified in such Borrowing Notice. The Agent shall promptly (but in any event by 11:00 a.m. (New York City time) on the date of its deemed receipt of a Borrowing Notice) notify the Borrower and the Lenders of its receipt of such Borrowing Notice and shall specify: (A) the proposed date and the time and method of disbursement of such Borrowing as set forth in such Borrowing Notice;
(B) the amount of such Borrowing; and (C) each Lender's Pro Rata Share of such Borrowing.


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

      (b) Funding of Borrowing. On the date of each Borrowing, upon satisfaction of the applicable conditions set forth in Article V and subject to Section 1.01(a), each Lender shall remit its Pro Rata Share of the principal amount of such Borrowing to the Agent's Account by no later than 1:00 p.m. (New York City time) on the Borrowing Date specified or deemed specified in such Borrowing Notice, and the Agent shall upon fulfillment of the applicable conditions set forth in Article V, and to the extent the Lenders have made funds available to it for such purpose, fund such Advance to the Borrower in U.S. Dollars and immediately available funds to the Disbursement Account prior to 2:00 p.m. (New York City time) on the Borrowing Date specified or deemed specified in such Borrowing Notice; provided, that if any Lender (other than a Lender that is the same entity as the Agent or an Affiliate of the Agent) fails to remit such funds to the Agent in a timely manner, the Agent may, but shall not be required to, advance on behalf of any such Lender, such Lender's Pro Rata Share of such Advance on the applicable Borrowing Date unless such Lender shall have notified the Agent prior to such Borrowing Date that it does not intend to make available its Pro Rata Share of such Advance on such date. If the Agent makes such Advance, each of the Borrower and such defaulting Lender severally, but not jointly, shall be liable to repay the Agent the amount thereof immediately upon the Agent's demand therefor, together with interest thereon from the date such amount is advanced until repaid in full at a rate equal to, in the case of such Lender, the Base Rate and, in the case of the Borrower, the interest rate applicable to such Advance. Until such amount is repaid to the Agent by such Lender or the Borrower, (i) such Advance shall be deemed for all purposes to be an Advance made by the Agent to the Borrower, and the Agent shall for all purposes hereunder be deemed a "Lender" and shall be entitled to all rights, remedies and benefits as such hereunder and under the other Transaction Documents, (ii) the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their Pro Rata Share of any such Advance has not been cured) then holding at least 50% of the outstanding Advances (or if no Advances are outstanding at such time, whose aggregate Commitments total more than 50% of the aggregate Commitments of all Lenders), and (iii) any such Lender who has failed to fund its Pro Rata Share of any such Advance shall not be entitled to any Commitment Fee. Upon the repayment of the principal and interest of any such Advance by such Lender to the Agent, such repayment shall be treated (to the extent of the principal amount thereof) as the funding of such Lender's Pro Rata Share of the Advances to which such amounts relate. No such repayment or payment by the Borrower shall prejudice its rights in respect of any default by such Lender hereunder. The failure of any Lender to fulfill its Commitment to fund any Advance on any Borrowing Date shall not relieve any other Lender of its Commitment to fund any such Advance on such date, but no Lender shall be responsible for the failure of any other Lender to fulfill such Commitment of any other Lender.


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

      (c) Amount of Advances. (i) Advances in connection with Borrowings to fund any Student Loan originated by or on behalf of the Borrower shall be made in an amount not to exceed the lesser of (x) [CONFIDENTIAL](1) or (y) [CONFIDENTIAL](2) and (ii) Advances in connection with Borrowings to fund the purchase of any Student Loan from a third party shall be made in an amount not to exceed the lesser of (x) [CONFIDENTIAL](3) or (y) [CONFIDENTIAL](4).

      (d) Fair Market Value Recapture Advances. The Borrower may, in accordance with Section 1.02(a), request that an Advance (a "Fair Market Value Recapture Advance") be made on any Settlement Date in an amount not to exceed the excess, if any, of (I) [CONFIDENTIAL](5) over (II) the Total Outstanding Advances. Borrowings of Fair Market Value Recapture Advances are subject to the same conditions precedent as all other Borrowings hereunder provided that in determining whether the Coverage Condition is met for purposes of Section 5.03(d), the proviso in the definition of Coverage Condition shall not apply.

      SECTION 1.03. Grant of Security Interest.

      (a) The Borrower hereby grants to the Agent, for the benefit of the Secured Parties, a first priority, continuing lien and security interest in all right, title and interest of the Borrower in, to and under the Collateral, whether now owned or hereafter acquired or existing. Such lien and security interest shall secure all of the Borrower's obligations (monetary or otherwise) hereunder and under the other Transaction Documents to which the Borrower is a party, including, without limitation, the payments on the Notes, the payment of Fees and all Indemnified Amounts and the obligation to cause each Servicer to turn over all Collections, if any, (or cause all Collections to be remitted) to the Agent for deposit into the Collection Account (such secured obligations are hereinafter sometimes collectively referred to as the "Secured Obligations"). The Agent hereby accepts the foregoing grant of a security interest in the Collateral, and agrees to hold such security interest for the benefit of the Secured Parties pursuant to the terms of this Agreement.

      (b) In connection with the foregoing grant of a security interest in the Collateral, the Borrower hereby grants to the Agent (on behalf of the Secured Parties) the right, at any time after the occurrence and during the continuation of an Event of Default, to give or withhold consents, directions, demands, extensions or waivers (in each case, on behalf of the Borrower) under or with respect to, and the right to take such actions necessary to maintain in full force and effect each of the Servicing Agreements and the Purchase and Sale Agreements, in each case to the extent applicable to the Pledged Student Loans and other Collateral.

      (c) The Borrower agrees that at any time and from time to time, at the expense of the Borrower, it will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to enable the Agent to exercise and enforce its rights and remedies hereunder or under any other Transaction Document with respect to any Collateral.

      SECTION 1.04. Release of Collateral. From time to time, the Borrower may request that the Agent release its security interest in any Pledged Student Loans by delivering to the Agent a notice substantially in the form of Exhibit
1.04 attached hereto (a "Notice of Release") of its desire that such a release occur and specifically identify the applicable Pledged Student Loans (each a "Released Student Loan"), such Notice of Release to be delivered at least three
(3) Business Days but no more than 30 days prior to the day on which it desires that such release occur. The release of the Agent's security interest in any Pledged Student Loans pursuant to this Section 1.04 shall be subject to the following conditions precedent:

----------
(1), (2), (3), (4), (5) CONFIDENTIAL TREATMENT has been requested for the redacted portion pursuant to Rule 406 of the Securities Act of 1933, as amended. The confidential redacted portions have been filed separately with the United State Securities and Exchange Commission.


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

            (i) before and after giving effect to such release,

                  (A) there shall not exist (y) any Event of Default or (z) an
            Unmatured Event of Default that shall not be cured by such release;

                  (B) the Coverage Condition is met; and

                  (C) no Lender is materially and adversely affected by the
            selection made by the Borrower of the Released Student Loans;

            (ii) on or prior to such release, the Borrower shall have delivered
      (A) a Notice of Release to the Agent certifying that the foregoing conditions described in clauses (i)(A), (B) and (C) above shall have been satisfied in connection therewith and (B) a pro forma Coverage Condition Certificate demonstrating compliance of the condition described in clause
      (i)(B) above; provided that in generating such pro forma Coverage Condition Certificate, the Borrower shall utilize such Calculation Date or Calculation Dates as the Agent may direct as contemplated in the definition of Calculation Date,

            (iii) on or prior to such release, the Borrower shall have deposited into the Collection Account cash in an amount equal to the lesser of the amount advanced by the Lenders with respect to such Pledged Student Loans or the outstanding Principal Balance of such Pledged Student Loans, plus accrued and unpaid interest thereon (except with respect to a Pledged Student Loan that is rescinded by the borrower thereof and interest thereon is forgiven by the Borrower pursuant to the Underwriting Guidelines) for application as a repayment of the Advances on such date in accordance with Section 2.03(d); and

            (iv) the Borrower shall have provided three Business Days written notice to the Agent of such release.

      SECTION 1.05. Effect of Release. Upon the satisfaction of the foregoing conditions in accordance with Section 1.04, (i) all right, title and interest of the Agent in, to and under such Released Student Loans shall terminate and revert to the Borrower, its successors and assigns, (ii) the right, title and interest of the Agent in such Released Student Loans shall thereupon cease, terminate and become void and (iii) thereafter, such Released Student Loans shall no longer be Pledged Student Loans. The Lenders and the Agent agree and acknowledge that no releases of financing statements or other recorded evidence of the right, title and interest of the Agent shall be necessary to effect the release thereof; provided, however, that the Agent shall promptly authorize the filing of any such releases of financing statements and other evidence of termination of the Lien hereof with respect to such Released Student Loans as the Borrower may reasonably require. Any Person who purchases any of such Released Student Loans following the release thereof in accordance with the provisions of this Agreement shall be entitled to rely on this provision. Promptly upon such release made in accordance with Section 1.04, at the request of the Borrower, the Agent shall (i) provide written notice to the Servicer, the Custodian and the Paying Agent stating that its lien upon, and security interest in, the Student Loans identified in such written notice has terminated and (ii) return the Warehouse Trust Receipt relating to the Released Student Loans to the Custodian as provided in Section 6 of the Custodial Agreement.


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

      SECTION 1.06. Extension of the Facility Termination Date. The Facility Termination Date may be extended on the terms set forth in this Agreement for one (1) additional year upon the request of the Borrower to the Agent and each Lender not less than ninety (90) days prior to the Facility Termination Date and the written consent of the Agent and each of the Lenders thereto. Such consent may be given or withheld in the sole and absolute discretion of the Agent and each Lender.

      SECTION 1.07. Determination of Fair Market Value. The Agent shall determine Fair Market Value (i) with respect to each Settlement Period ending after the date on which the Total Outstanding Advances first exceed [CONFIDENTIAL](6), by delivering notice thereof in accordance with the definition of "Fair Market Value" no later than three Business Day prior to the Determination Date with respect to such Settlement Period, and (ii) at its discretion at any other time by giving three Business Days prior written notice to the Borrower in accordance with the definition of "Fair Market Value". A determination of Fair Market Value made in accordance with the procedures described in the definition of "Fair Market Value" shall be conclusive in all respects and the Agent shall be deemed to have complied fully with its obligations under this Agreement in determining and applying Fair Market Value if it follows such procedures.

                                   ARTICLE II

                                      NOTE

      SECTION 2.01. Note. The Advances of each Lender shall be evidenced by a promissory note (each as from time to time supplemented, extended, amended or replaced, a "Note", and collectively, the "Notes"), substantially in the form set forth in Exhibit 2.01, with appropriate insertions, dated the Closing Date, payable to the order of such Lender in the maximum principal amount equal to the Commitment of such Lender (or, if less, in the aggregate unpaid principal amount of all of the Advances made by such Lender) on the Final Repayment Date or such other earlier date as is specified herein. Principal of the Advances shall be paid from time to time as set forth in Sections 2.03 and 3.03. The Agent shall record in its records the date and amount of each Advance made hereunder, the interest rate with respect thereto, each repayment thereof, and other information it deems appropriate. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing and unpaid on each Note. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of the Borrower hereunder or under the Notes to repay the principal amount of all Advances, together with all interest accruing thereon, as set forth in this Agreement.

----------
(6) CONFIDENTIAL TREATMENT has been requested for the redacted portion pursuant to Rule 406 of the Securities Act of 1933, as amended. The confidential redacted portions have been filed separately with the United State Securities and Exchange Commission.


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

      SECTION 2.02. Interest on Advances.

      (a) Interest Rates. Each Advance shall accrue interest on each day such Advance is outstanding during each Determination Period at [CONFIDENTIAL](7) per annum over LIBOR for such Determination Period, or if LIBOR is not available, the Base Rate, which interest shall be payable as set forth in clause (b) below based upon calculations performed by the Agent; provided, however that for any day while an Event of Default exists the rate of interest on each Advance shall be an interest rate equal to [CONFIDENTIAL](8) per annum above the Base Rate in effect on such day.

      The interest rate on any Advance bearing interest by reference to LIBOR shall be reset on the first day of each Determination Period and remain fixed for such Determination Period. The interest rate on any Advance bearing interest at the Base Rate shall change simultaneously with each change in the Base Rate. The Agent shall promptly notify the Borrower of each change of LIBOR or the Base Rate. One Business Day prior to each Determination Date, the Agent shall deliver to the Borrower a written calculation of interest for the Determination Period ending on (but excluding) such Determination Date.

      (b) Interest Settlement Dates. Interest accrued on each Advance shall be paid on each of:

            (i) the Final Repayment Date;

            (ii) each Settlement Date;

            (iii) the date of any prepayment, in whole or in part, of the outstanding principal of such Advance pursuant to Section 1.04 or Sections 2.03(b) through (f) to the extent of the amount being prepaid; and

            (iv) the date on which any Advance is accelerated pursuant to
      Section 8.02.

----------
(7), (8) CONFIDENTIAL TREATMENT has been requested for the redacted portion pursuant to Rule 406 of the Securities Act of 1933, as amended. The confidential redacted portions have been filed separately with the United State Securities and Exchange Commission.


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

      SECTION 2.03. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Advance on the earlier to occur of (i) the date such amount is declared to be accelerated pursuant to Section 8.02 or (ii) Final Repayment Date. Prior thereto, the Borrower:

      (a) may, on any Business Day (but in any event, except as provided in clauses (b) through (f) below, no more frequently than three times in any calendar month) with respect to any Advance, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any such Advance plus accrued and unpaid interest thereon; provided, however, that

            (i) all such voluntary prepayments shall require at least two Business Days' (but no more than five Business Days') prior written notice to the Agent; and

            (ii) all such voluntary partial prepayments shall be in a minimum amount of $1,000,000 and an integral multiple of $500,000 or an amount equal to the remaining Advances outstanding together will all other amounts owed by the Borrower hereunder and under the other Transaction Documents;

      (b) shall, (i) on each date when the Total Outstanding Advances exceed the aggregate of the Lenders' Commitments or (ii) on each Settlement Date for which the Total Outstanding Advances exceed the Borrowing Base as of the last day of the corresponding Settlement Period [CONFIDENTIAL](9) make a prepayment of the Advances in an amount equal to such excess;

      (c) shall, upon any breach in any material respects of the representations and warranties made or deemed made by the Borrower pursuant to Section 6.01(g) or (o) or any breach in any material respects of the covenants of the Borrower made pursuant to Section 7.03, to the extent that such breach has not been cured within five (5) days following the discovery thereof by the Borrower or receipt by the Borrower of written notice from any Lender or the Agent of such breach, prepay the Advances in an amount equal to the outstanding Principal Balance of the Pledged Student Loan(s) as to which such representation and warranty or covenant relates; provided that any prepayment related to a breach of the representation and warranties made or deemed made by the Borrower in Section 6.01(o) shall be made on the Settlement Date succeeding the date that is five
(5) days following the discovery thereof by the Borrower or receipt by the Borrower of written notice from any Lender or the Agent of such breach;

      (d) shall, to the extent there is a release of Collateral pursuant to
Section 1.04, on the date of such release, make a prepayment in the amount set forth in Section 1.04(iii); and

      (e) shall, on each Settlement Date, prepay the Advances in an amount equal to the outstanding Principal Balance of each Pledged Student Loan that has become a Defaulted Student Loan during the applicable Settlement Period.

----------
(9) CONFIDENTIAL TREATMENT has been requested for the redacted portion pursuant to Rule 406 of the Securities Act of 1933, as amended. The confidential redacted portions have been filed separately with the United State Securities and Exchange Commission.

      Each such prepayment shall be subject to the payment of any amounts required by Section 4.03 resulting from a prepayment or payment of an Advance prior to the Settlement Date with respect thereto. All of the foregoing repayments and prepayments shall be deposited into the Collection Account and applied to the Advances of the Lenders based upon their Pro Rata Share thereof.

      Upon the Agent's receipt of a prepayment of Advances pursuant to subsections (c) or (e) of this Section 2.03 related to any Pledged Student Loan,
(i) all right, title and interest of the Agent in, to and under such Pledged Student Loan shall terminate and revert to the Borrower, its successors and assigns, (ii) the right, title and interest of the Agent in such Pledged Student Loan shall thereupon cease, terminate and become void and (iii) thereafter, such Pledged Student Loan shall no longer be a Pledged Student Loan. The Lenders and the Agent agree and acknowledge that no releases of financing statements or other recorded evidence of the right, title and interest of the Agent shall be necessary to effect the release thereof; provided, however, that the Agent shall promptly authorize the filing of any such releases of financing statements and other evidence of termination of the Lien hereof with respect to Pledged Student Loans released pursuant to this section as the Borrower may reasonably require.. Any Person who purchases such Pledged Student Loan following the release thereof in accordance with the provisions of this Agreement shall be entitled to rely on this provision. Promptly upon such release made in accordance with this Section 2.03, the Agent shall (i) provide written notice to the Servicer, the Custodian and the Paying Agent stating that its lien upon, and security interest in, the Student Loans identified in such written notice has terminated and (ii) return the Warehouse Trust Receipt relating to the released Pledged Student Loans to the Custodian as provided in Section 6 of the Custodial Agreement. The Borrower, each Lender or the Agent, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any event that would give rise to a prepayment obligation pursuant to subsections (b), (c) or (e) of this Section 2.03.

      SECTION 2.04. General Procedures. No outstanding principal of an Advance shall be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Agent for the purpose of paying such principal. No principal or interest shall be considered paid by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason. No provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

      SECTION 2.05. Characterization of Note. The Borrower, the Agent and each Lender agree to treat each Note for federal, state and local income and franchise tax purposes, and for book purposes, as indebtedness only of the Borrower.

      SECTION 2.06. Taxes.

      (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Transaction Document) (collectively, the "Excluded Taxes"). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of the assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

      (b) In addition, the Borrower shall pay to the relevant Governmental Authority in accordance with applicable law all taxes, levies, imposts, deductions, charges, assessments or fees of any kind (including but not limited to any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies, but excluding Non-Excluded Taxes and Excluded Taxes) imposed upon the Agent or such Lender that arises from any payment made hereunder or from the execution, delivery, or registration of or otherwise similarly with respect to, this Agreement ("Other Taxes"); provided that the Agent or such Lender, as applicable, shall give the Borrower 30 days prior written notice of any claim for payment of Other Taxes, which notice includes reasonable details describing such Other Taxes.

      (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, within sixty (60) days thereafter the Borrower shall send to the Agent for its own account or for the account of the Agent or relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower reasonably believes that any Non-Excluded Taxes or Other Taxes arising out of this Agreement are not correctly or legally asserted by the relevant Governmental Authority, the Borrower may, within 30 days of receipt of request from the relevant Governmental Authority for payment of the Non-Excluded Tax or Other Tax, request that the Lender provide it, within 30 days of the request, with an opinion from an independent law firm or accounting firm acceptable to both the Borrower and the Lender, to the effect that the item of Non Excluded Tax or Other Tax is correctly and legally asserted. The Borrower agrees to indemnify the Agent and each Lender from and against the full amount of the Non-Excluded Taxes and Other Taxes arising out of this Agreement (whether directly or indirectly) imposed upon or paid by the Agent or such Lender and any liability (including penalties, interest, and expenses arising with respect thereto), in case such an opinion is provided.

      (d) Each Lender (or transferee) that is not a "U.S. Person" as defined in section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent two copies of either U.S. Internal Revenue Service form W-8BEN or form W-8ECI (as applicable), or, in the case of a Non-U.S. Lender claiming exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c)(3)(A) of the Code with respect to payments of "portfolio interest", a certificate representing that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Code, (ii) a ten-percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code) or (iii) a controlled foreign corporation (as determined in Code Section 957(a)) related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and a Form W-8BEN, or any subsequent versions thereof or successors thereto, in all cases properly completed and duly executed by such Non-U.S. Lender, claiming complete exemption from, or a reduced rate of, withholding of U.S. federal income tax on all payments by the Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender at least (5) five Business Days before the date of the initial payment to be made pursuant to this Agreement by the Borrower to such Lender. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision in this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

      (e) A Lender which is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by the applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

      (f) In cases in which the Borrower makes a payment under this Agreement to a U.S. Person with knowledge that such U.S. Person is acting as an agent for a foreign person, the Borrower will not treat such payment as being made to a U.S. Person for purposes of Treas. Reg. ss. 1.1441-1(b)(2)(ii) (or a successor provision) without the express written consent of such U.S. Person.

      (g) The agreements in this Section shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

                                   ARTICLE III

                                   SETTLEMENTS

      SECTION 3.01. Accounts; Investments by Agent.

      (a) Accounts. On or before the first Borrowing Date, the Borrower shall establish, in the name of the Agent, for the benefit of the Lenders to the extent of their interests therein as provided herein, the Disbursement Account, the Collection Account and the Reserve Account, which accounts shall be segregated accounts maintained at the Paying Agent or another Qualified Institution approved by the Agent. The Reserve Account shall include the Origination Fee Subaccount. Each Account shall be subject to the sole dominion and control (as defined in Section 9-104 of the UCC) of the Agent and the Borrower shall have no withdrawal rights therefrom. In furtherance of the foregoing, the Borrower and the Agent agree to enter into the Paying Agency Agreement with respect to the Accounts as of the date hereof.

      Each of the Agent and Paying Agent shall, upon receipt, deposit into such Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions hereof. All such amounts and all investments made with such amounts, including all income and other gains from such investments, shall be held by the Paying Agent in trust for the benefit of the Agent in such Accounts as part of the Collateral as herein provided, subject to withdrawal in accordance with, and for the purposes specified in the provisions of, this Agreement and the Paying Agency Agreement.

      (b) Reserved.

      (c) Investments. Amounts in the Reserve Account, the Disbursement Account and the Collection Account shall be invested and reinvested by the Paying Agent in accordance with the terms of the Paying Agency Agreement. All income or other gains from the investment of moneys deposited in the Accounts shall be deposited by the Paying Agent in the Collection Account upon receipt in accordance with the terms of the Paying Agency Agreement and shall be deemed to constitute a portion of the Available Funds for the related Settlement Date. Subject to the foregoing sentence and the other provisions of this Agreement, all Investment Earnings shall be for the account of the Borrower and the Borrower agrees to report as its income for financial reporting and tax purposes (to the extent reportable) all Investment Earnings on amounts in the Accounts.

      (d) Agent Not Liable. The Agent shall not in any way be held liable by reason of any insufficiency in the Accounts resulting from losses on investments in Eligible Investments made both (i) pursuant to a Borrower Order reasonably believed to be genuine and correct and to have been signed or sent by the proper Person and (ii) in accordance with the provisions of this Section 3.01 (but the institution serving as Agent shall at all times remain liable for its own debt obligations, if any, constituting part of such investments).

      SECTION 3.02. Collection of Moneys. If at any time the Borrower shall receive any Collections on or in respect of any Pledged Student Loan, it shall hold such Collections for the benefit of the Agent (for the benefit of the Secured Parties), shall segregate such payment from the other property of the Borrower and shall, within two Business Days, deliver such payment in the form received (endorsed as necessary for transfer) to the Paying Agent for deposit in the Collection Account in accordance with Section 3.03.

      SECTION 3.03. Collection Account.

      (a) Deposits. The Borrower shall remit or cause to be remitted all Collections received by it to the Collection Account no later than the close of business on the second Business Day after receipt thereof. The Borrower shall cause each Servicer to remit all Collections received by it to the Collection Account within three (3) Business Days after receipt thereof. The Borrower shall cause each Originator of Pledged Student Loans to deposit all Collections into the Collection Account as soon as possible following the Originator's receipt thereof and in accordance with the terms of the applicable Purchase and Sale Agreement. Each of the Agent and the Paying Agent shall deposit into the Collection Account on the date of receipt thereof all Collections received by it from the Borrower, any Servicer, any Affiliate of the Borrower or otherwise.

      (b) Settlement Date Procedures. Amounts on deposit on any Settlement Date received during the immediately preceding Settlement Period in the Collection Account and all amounts on deposit in the Reserve Account (including the Origination Fee Subaccount) and other Available Funds shall be withdrawn from the Collection Account and the Reserve Account by the Paying Agent (at the written direction of the Borrower (through a Borrower Order) or, if the Borrower fails to provide a Borrower Order or if an Event of Default has occurred and is continuing, as directed by the Agent) on such Settlement Date, in the amounts required, and applied in the following order of priority:

            first, an amount equal to Servicers' Fees for the Pledged Student Loans with respect to such Settlement Period shall be set aside in the Collection Account and paid ratably to each Servicer on such Settlement Date;

            second, an amount equal to the Custodian's Fees and the Paying Agent's Fees with respect to such Settlement Period shall be set aside in the Collection Account and paid to the Custodian and the Paying Agent, pari passu, on such Settlement Date;

            third, an amount equal to the interest accrued in respect of all Advances during the Determination Period immediately preceding such Settlement Date shall be set aside in the Collection Account and paid to the Agent for the account of the Lenders on such Settlement Date;

            fourth, an amount equal to all Fees accrued (or to be accrued) during such Settlement Period (that have not been paid pursuant to clauses first and second of this Section 3.03(b)), if any, shall be set aside in the Collection Account and paid to the Agent for the account of the Lenders or any other intended recipient of such Fees on such Settlement Date;

            fifth, an amount equal to the principal portion of the prepayments made or required to be made pursuant to Section 2.03 with respect to such Settlement Period shall be applied to the payment of the outstanding principal amount of the Advances;

            sixth, (i) during the Revolving Period, to the Agent for the account of the Lenders an amount equal to the Principal Distribution Amount for such Settlement Period to be applied to the payment of the outstanding principal amount of the Advances, and (ii) during the Liquidation Period, to the Agent for the account of the Lenders all remaining amounts up to, and to be applied to the payment of, the outstanding principal amount of the Advances;

            seventh, an amount equal to any other amounts due and owing to the Agent, any Affected Party, any Indemnified Party, the Lenders or any other Secured Party pursuant to this Agreement, the other Transaction Documents and in respect of any other Secured Obligations shall, in each case, be set aside in the Collection Account and paid to the Agent, such Affected Party, such Indemnified Party, the Lenders or the applicable Secured Parties as the case may be, when due in accordance with this Agreement and the other Transaction Documents;

            eighth, during the Revolving Period, to the Agent for deposit to the Reserve Account in an amount equal to the amount by which the balance in the Reserve Account is less than the Reserve Account Minimum Balance; and

            ninth, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, all remaining amounts shall be released to the Borrower.

      (c) Shortfall Amount. The Borrower shall notify the Agent in writing on or before each Determination Date if the funds to be applied pursuant to Section 3.03(b) on the related Settlement Date will be insufficient to pay in full the amounts required to be paid pursuant to clauses first through eighth of Section 3.03(b) (the amount by which such funds are insufficient being the "Shortfall Amount"). The Borrower shall, not later than such Determination Date, deposit into the Collection Account funds equal to the Shortfall Amount, and such funds shall be deemed to be Available Funds and shall be withdrawn from the Collection Account on such Settlement Date and applied in accordance with Section 3.03(b). In addition, if despite giving effect to the foregoing a Shortfall Amount exists on any Settlement Date, each Lender may, in its sole discretion, make Advances in an aggregate amount up to all amounts described in the first and second clauses of Section 3.03(b) which would otherwise remain unpaid after the application of funds from Collections and Available Funds (including funds deposited by the Borrower pursuant to the foregoing sentence) pursuant to
Section 3.03(b). The proceeds of such Advances shall be deposited by the Agent into the Collection Account and shall be deemed to constitute Available Funds to be withdrawn from the Collection Account on such Settlement Date and applied in accordance with Section 3.03(b).

      (d) Final Payout Date. On the Final Payout Date, (i) any funds remaining in the Reserve Account shall be deposited into the Collection Account and distributed pursuant to the provisions of Section 3.03(b) and (ii) any funds remaining in the Collection Account after giving effect to the provisions of
Section 3.03(b) shall be paid to the Borrower.

      SECTION 3.04. Reserve Account and Origination Fee Subaccount.

      (a) Establishment of Reserve Account. On and prior to the initial Borrowing Date, the Borrower shall deposit into the Reserve Account an amount equal to the Reserve Account Minimum Balance. Thereafter, the Borrower shall deposit (i) to the Reserve Account, all amounts required to be deposited therein pursuant to clause eighth of Section 3.03(b) and (ii) [CONFIDENTIAL](10).

      (b) [CONFIDENTIAL](11).

      (c) Withdrawals from Reserve Account. On each Settlement Date, the Paying Agent shall withdraw from the Reserve Account (including the Origination Fee Subaccount) the amounts on deposit therein and treat such amounts as Collections and apply them as set forth in Section 3.03(b) to the extent such withdrawal is necessary to pay the amounts set forth in Section 3.03(b).

      (d) Distribution on Final Payout Date. On the Final Payout Date, amounts remaining on deposit in the Reserve Account shall be deposited into the Collection Account and distributed pursuant to the provisions of Section 3.03(b).

      SECTION 3.05. Reserved.

      SECTION 3.06. Payments and Computations, Etc.

      (a) Payments. All amounts to be paid or deposited by the Borrower to the Agent or Lenders hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds, to the Agent's Account.

      (b) Late Payments. The Borrower shall, to the extent permitted by law and subject to Section 2.04, pay to the Lenders interest on all amounts not paid or deposited by the Borrower when due to the Lenders hereunder at 2% per annum above the interest rate otherwise applicable to such amount pursuant to this Agreement or, if no interest rate is otherwise applicable to such amount pursuant to this Agreement, at 2% per annum above the Base Rate, payable on demand.

      (c) Method of Computation. All computations of interest, any fees payable under Section 4.01 and any other fees payable by the Borrower to Lenders or the Agent in connection with Borrowings hereunder shall be calculated by the Agent on the basis of a year of 360 days (or in the case of interest calculated by reference to the Base Rate, 365 or 366 days, as applicable), for actual days elapsed.

      (d) Agent's and Paying Agent's Reliance. In making the deposits, distributions and calculations required to be made by it hereunder, each of the Agent and Paying Agent shall be entitled to rely, in good faith, on information supplied to it by the Borrower. The Borrower agrees to provide to the Agent and Paying Agent written instructions with respect to such distributions by 1:00 p.m. (New York City time) at least two Business Days prior to each Settlement Date.

----------
(10), (11) CONFIDENTIAL TREATMENT has been requested for the redacted portion pursuant to Rule 406 of the Securities Act of 1933, as amended. The confidential redacted portions have been filed separately with the United State Securities and Exchange Commission.

      SECTION 3.07. Obligations with respect to Certain Releases of Funds from the Collection Account; Obligation to Prepare Corrected Monthly Reports. To the extent that any amounts were released to the Borrower from the Collection Account on any Settlement Date based on one or more inaccurate Monthly Reports, the Borrower hereby agrees (1) that such amounts constitute proceeds of Collateral which were improperly received by the Borrower and (2) to deposit immediately available funds into the Collection Account, within two Business Days after the Borrower is first aware or has been provided notice of such inaccuracy, in an amount equal to any funds that were released to the Borrower in reliance on such inaccurate Monthly Report(s) (and that would not have been released to the Borrower on a subsequent Settlement Date pursuant to an accurate Monthly Report) such that the aggregate amount of funds retained by the Borrower is equal to the aggregate amount of funds that would have been released to the Borrower had all Monthly Reports been accurate. In the event that any Monthly Report contains mistakes as to (i) the Coverage Condition, Excess Spread or Excess Concentration Amount or (ii) any other information that resulted in funds being released to the Borrower that would not have been released to the Borrower pursuant to an accurate Monthly Report, the Borrower will provide a corrected report within two (2) Business Days after becoming first aware or being notified of such mistakes.

      SECTION 3.08. Disbursement Account.

      (a) Establishment of Disbursement Account. On the initial Borrowing Date and on each Borrowing Date thereafter, funds from the Lenders' Advances shall be deposited into the Disbursement Account by the Agent.

      (b) Withdrawals from Disbursement Account. The Borrower shall, with the written consent of the Agent, which consent shall be evidenced by the Agent countersigning the relevant Borrower Order, direct the Paying Agent as to the disbursement of all funds on deposit in the Disbursement Account; provided, that any funds disbursed from the Disbursement Account shall be disbursed directly to the Person entitled to such funds (which (1) in the case of the acquisition of Pledged Student Loans, will be the seller or other transferor thereof and (2) in the case of the origination of Pledged Student Loans, will be the Person designated by the Verification Agent (or, if the Agent and Lenders have agreed in writing that the Borrower is no longer obligated to maintain in effect the Verification Agent Agreement, the Borrower) to the Agent as the entity to which the proceeds of such loans are to be disbursed) or, to the extent the Borrower has previously paid such amounts and is seeking reimbursement therefor, to the Borrower upon the Borrower furnishing the Agent with satisfactory evidence of such payment. All funds deposited into the Disbursement Account that constitute disbursements of Pledged Student Loans that were subsequently rescinded shall be remitted by the Paying Agent to the Collection Account no later than the Determination Date after such rescission and shall constitute Available Funds to be distributed on the related Settlement Date in accordance with the provisions of Section 3.03(b).

      (c) Distribution on Final Payout Date. On the Final Payout Date, amounts remaining on deposit in the Disbursement Account shall be remitted to the Collection Account for distribution in accordance with the provisions of Section 3.03(b).

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

      SECTION 4.01. Fees. The Borrower agrees to pay to the Agent, for the account of the Lenders, in such proportion as the Agent and each such Lender shall agree, a fee (the "Commitment Fee"), payable on the Closing Date as set forth in the Fee Letter. In addition, the Borrower agrees to pay, and shall pay, to the Agent for its own account such other fees as are specified in the Supplemental Agreement.

      SECTION 4.02. Increased Costs. If, due to either (i) the introduction after the Closing Date of, or any change after the Closing Date in, the interpretation or administration of any law, rule or regulation, or (ii) the compliance by any Lender with any guideline or request promulgated or made after the Closing Date from any central bank or other governmental authority (whether or not having the force of law), which (x) subjects or would subject such Lender to any fee, expense, charge or other increased cost based upon the existence of such Lender's Commitment hereunder and other commitments of this type or (y) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and the amount of such capital is increased by or based upon the existence of such Lender's Commitment hereunder and other commitments of this type, then, in each case, upon demand by such Lender, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts ("Increased Costs") sufficient to compensate such Lender or such corporation, in light of such circumstances, to the extent that such Lender reasonably determines such fee, expense, charge or increase in cost or capital to be allocable to the existence of such Lender's Commitment. A certificate as to such amounts submitted to the Borrower by such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes. Notwithstanding the foregoing, if Increased Costs exceed $165,000 in any year and the Borrower provides evidence reasonably satisfactory to the Agent and Lenders that other lenders in the syndicated loan market similarly situated to the Lenders are not passing on to borrowers costs similar to such Increased Costs, then the Borrower may, by giving prior written notice to the Agent and the Lenders, request that the Facility Termination Date occur on the date specified in such notice (which date shall be at least 30 Business Days after the date on which such notice is delivered). Upon such request and prior to the requested Facility Termination Date, the Agent and the Lenders may reduce Increased Costs for such year to an amount less than or equal to $165,000 by giving written notice to the Borrower thereof, otherwise the Facility Termination Date requested by the Borrower shall be the Facility Termination Date.

      SECTION 4.03. Funding Indemnification. If any payment or settlement of an Advance occurs on a date which is not the last day of the applicable Settlement Period, whether because of acceleration, prepayment, or otherwise, or an Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower indemnifies each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any Breakage Cost or any other loss or cost in liquidating or employing deposits acquired to fund or maintain the Advance. The Borrower shall not be responsible for any Breakage Costs or any other loss, cost, or expenses arising as the time of, and arising solely as a result of, any assignment made pursuant to Section
10.01 and the reallocation of any portion of the Advances of the Lender making such assignment unless, in each case, such assignment is requested by the Borrower.

                                   ARTICLE V

                            CONDITIONS OF BORROWINGS

      SECTION 5.01. Closing Date Conditions Precedent. The initial Borrowing is subject to the condition precedent that the Agent shall have received, on or before the Closing Date (unless otherwise indicated) and, if requested by the Agent, on any subsequent date on or prior to the initial Borrowing, in form and substance satisfactory to the Agent and the Lenders:

      (a) A copy of the resolutions of the Board of Directors of the Borrower approving this Agreement and the other Transaction Documents to which the Borrower is a party to be delivered by it hereunder and the transactions contemplated hereby, certified by its secretary or assistant secretary;

      (b) A good standing certificate for the Borrower issued by the State of Delaware and a certificate of qualification to do business in the States of Colorado, Florida, Georgia, Illinois, Indiana, Massachusetts, Maryland, Michigan, Minnesota, North Carolina, New Jersey, New York, Tennessee, Texas, Virginia, Washington and Wisconsin issued by the Secretary of State of each such State, each as of a recent date acceptable to the Agent and the Lenders;

      (c) A certificate of the secretary or assistant secretary of the Borrower certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Agent and Lenders may conclusively rely until such time as the Agent and Lenders shall receive from the Borrower a revised certificate meeting the requirements of this clause (c)):

      (d) The Certificate of Incorporation of the Borrower, together with such amendments thereto providing for a limited corporate purpose, an independent director and other provisions relating to bankruptcy remoteness as are satisfactory to the Agent and Lenders, duly certified by the Secretary of State of Delaware and by the secretary or assistant secretary of the Borrower, as of a recent date acceptable to the Agent and the Lenders, together with a copy of the bylaws of the Borrower, duly certified by the secretary or assistant secretary of the Borrower;

      (e) A copy of the resolutions of the Board of Directors of the Parent approving each Transaction Document to which the Parent is a party and the transactions contemplated thereby, certified by its secretary or assistant secretary;

      (f) A good standing certificate for the Parent issued by the State of Delaware and a certificate of qualification to do business in the States of California and New York issued by the Secretary of State of each such State, each as of a recent date acceptable to the Agent and the Lenders;

      (g) A certificate of the secretary or assistant secretary of the Parent certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Agent and Lenders may conclusively rely until such time as the Agent and Lenders shall receive from the Parent a revised certificate meeting the requirements of this clause (g));

      (h) The Certificate of Incorporation of the Parent, duly certified by the Secretary of State of Delaware and by the secretary or assistant secretary of the Parent, as of a recent date acceptable to the Agent and the Lenders, together with a copy of the bylaws of the Parent, duly certified by the secretary or assistant secretary of the Parent;

      (i) A copy of the resolutions of the Board of Directors of Holdco approving the Transaction Documents to which Holdco is a party and the transactions contemplated thereby, certified by its secretary or assistant secretary;

      (j) A good standing certificate for Holdco issued by the State of Delaware and a certificate of qualification to do business in the States of California and New York issued by the Secretary of State of each such State, each as of a recent date acceptable to the Agent and the Lenders;

      (k) A certificate of the secretary or assistant secretary of Holdco certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Agent and Lenders may conclusively rely until such time as the Agent and Lenders shall receive from Holdco a revised certificate meeting the requirements of this clause (k)):

      (l) The Certificate of Formation of Holdco, duly certified by the Secretary of State of Delaware and by the secretary or assistant secretary of the Holdco, as of a recent date acceptable to the Agent and the Lenders, together with a copy of the limited liability company agreement of Holdco, duly certified by the secretary or assistant secretary of Holdco;

      (m) Financing statements on Form UCC-1 (i) (A) naming the Borrower as the debtor and the Agent, for the benefit of the Secured Parties, as the secured party, (B) naming Holdco as the debtor and the Agent, for the benefit of the Secured Parties, as the secured party, and (C) other similar instruments or documents, in proper form for filing in the offices in which filings are necessary or, in the opinion of the Agent or any Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the Agent's security interest in the Collateral and the "Pledged Property" (as defined in the Pledge Agreement), for the benefit of the Secured Parties and (ii) if applicable, on or after the Closing Date continuation statements with respect to the financing statements described in clause (i);

      (n) A search report as of a recent date acceptable to the Agent and the Lenders provided in writing to the Agent by the Borrower, in a form acceptable to the Agent and the Lenders, listing all effective financing statements that name the Borrower or Holdco as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (n) above and in such other jurisdictions that Agent or any Lender shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or "Pledged Property" (as defined in the Pledge Agreement) or if so covered, the Agent shall have received duly executed termination statements with respect thereto);

      (o) (i) Favorable opinions of counsel to the Borrower in form and substance reasonably satisfactory to the Agent and the Lenders, including (without limitation) general corporate matters, security interest opinions, non-contravention opinions, non-consolidation of the Borrower and Holdco with the Parent and (ii) a favorable opinion of counsel to the Parent in form and substance reasonably satisfactory to the Agent and the Lenders with respect to securities law matters relating to the Parent's preferred stock offering;

      (p) Affidavits of officers of the Parent attesting to (i) the separateness of the Parent from Holdco and the Borrower and certain facts related thereto and
(ii) their understanding that the Borrower has received more favorable terms and conditions under this Agreement because of such separateness;

      (q) (i) All fees and expenses then due hereunder and presented to the Borrower shall have been paid in full including, without limitation, legal fees and expenses of Sidley Austin Brown & Wood LLP, counsel to the Agent, and legal fees and expenses of Baker & McKenzie, McGuireWoods LLP and Hudson Cook, LLP, counsel to the Borrower, and (ii) all fees, expenses or other payments to consultants or other professional advisors to the Borrower shall have been paid in full unless specific written arrangements for the payment of such fees, expenses or other payments at a later date shall have been made;

      (r) The Notes, duly executed by the Borrower;

      (s) A copy of the Custodial Agreement, duly executed by the Borrower and the Custodian and certified by the Borrower as being a true and correct copy thereof and a Servicing Agreement between the Borrower and PHEAA, as Servicer, duly executed by the Borrower, PHEAA and legal counsel to PHEAA to evidence such counsel's approval as to the form and legality of such agreement (and which agreement's effectiveness is subject only to receipt of the signature of the Deputy Attorney General of the State of Pennsylvania thereon, approving such agreement as to form and legality);

      (t) A copy of this Agreement and, to the extent not otherwise specifically referenced in this Section 5.01 or in Section 5.02, each of the other Transaction Documents and each other document, certificate, instrument and agreement listed on the closing list attached as Exhibit A hereto (to the extent not previously received by the Agent), duly executed by, as applicable, the Borrower, each Lender, the Agent and each other party thereto;

      (u) Such other documents, opinions and certificates as the Lenders or the Agent may reasonably request;

      (v) Evidence that the Accounts have been established;

      (w) An agreement by each Servicer (which may be contained in an amendment to the applicable Servicing Agreement) pursuant to which the applicable Servicer has agreed (A) to provide to the Agent (I) promptly upon the request of the Agent, each financial statement required to be provided by it under the applicable Servicing Agreement, (II) promptly upon the request of the Agent, its annual SAS 70 report and (III) at the same time it delivers a copy of the same to the Borrower, each notice that refers to any default by the Borrower of its obligations under the applicable Servicing Agreement or any other event that would allow such Servicer to terminate the applicable Servicing Agreement and
(B) that it will allow the Agent a period of at least thirty days to cure any such default or otherwise take any action that will prevent termination of such Servicing Agreement;

      (x) Satisfactory evidence that there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of the Borrower, overtly threatened in writing against or affecting the Borrower (x) asserting the invalidity of this Agreement or any other Transaction Document, (y) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, or (z) wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Borrower or which affects, or purports to affect, the validity or enforceability against the Borrower of any Transaction Document; and

      (y) Satisfactory evidence that no statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

      SECTION 5.02. Conditions Precedent to Initial Borrowing. The initial Borrowing is subject to the further condition precedent that the Agent shall have received, on or before the date of such initial Borrowing (unless otherwise indicated), in form and substance satisfactory to the Agent and the Lenders:

      (a) The Servicing Agreement referred to in Section 5.01(s), duly executed by the Deputy Attorney General of the State of Pennsylvania to evidence its approval of such agreement as to form and legality;

      (b) A favorable opinion of counsel to PHEAA, in its capacity as a Servicer, in form and substance reasonably satisfactory to the Agent;

      (c) The Verification Agent Agreement, duly executed by the Borrower and the Verification Agent, and certified by the Borrower as being a true and correct copy thereof;

      (d) Evidence that at the initial Borrowing (after giving effect to deposits into the Reserve Account pursuant to Section 3.04(a) hereof on such date) the amount on deposit in the Reserve Account is at least equal to the Reserve Account Minimum Balance;

      (e) The Schedule of Pledged Student Loans with respect to each Student Loan that is to be acquired or otherwise funded with the proceeds of such initial Borrowing and the Agent shall have completed its due diligence with respect to each of the Student Loans listed on the Schedule of Pledged Student Loans and shall not have rejected any of the Student Loans listed on the Schedule of Pledged Student Loans as not being Eligible Student Loans;

      (f) A legal opinion of Hudson Cook LLP, counsel to the Borrower, in form and substance reasonably satisfactory to the Agent, concluding that (i) the Borrower is permitted under all applicable laws to be a lender of Student Loans [CONFIDENTIAL](12) and (ii) that the Underwriting Guidelines and form of the Student Loan Notes comply with all consumer protection and other applicable laws;

      (g) A Warehouse Trust Receipt from the Custodian acknowledging that it is holding, as bailee on behalf of the Agent, an original Student Loan Note with respect to each Pledged Student Loan; and

      (h) A pro-forma settlement statement prepared in respect of the initial Borrowing (that shall include a pro forma Coverage Condition Certificate and a certification that all representations and warranties hereunder are true and correct, and shall include, or be accompanied by a listing of Pledged Student Loans).

      By accepting the proceeds of the initial Borrowing, the Borrower shall be deemed to have represented and warranted that all of the conditions precedent to the commencement of the Revolving Period have been met.

      SECTION 5.03. Conditions Precedent to All Borrowings. Each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (or will be true immediately after using the proceeds of such Borrowing for the purpose or purposes for which such proceeds were borrowed) and the Borrower (by accepting the proceeds of such Borrowing) shall be deemed to have certified that all such conditions precedent are satisfied at such time:

      (a) the representations and warranties contained in Section 6.01 are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made (and to be correct in all material respects) on such day (unless the same specifically relates to an earlier date);

      (b) no Material Adverse Change in the condition of the Borrower, the Parent or Holdco has occurred since the Closing Date and is continuing;

      (c) no event has occurred and is continuing, or would result from such Borrowing that constitutes an Event of Default or Unmatured Event of Default;

----------
(12) CONFIDENTIAL TREATMENT has been requested for the redacted portion pursuant to Rule 406 of the Securities Act of 1933, as amended. The confidential redacted portions have been filed separately with the United State Securities and Exchange Commission.

      (d) the Agent shall have received a pro-forma Coverage Condition Certificate, substantially in the form of Exhibit 5.03(d), executed by an Authorized Officer of the Borrower, showing that after giving effect to each proposed Borrowing, the Coverage Condition is met;

      (e) the Commitment Termination Date shall not have occurred;

      (f) the Custodian as bailee for the Agent for the benefit of the Secured Parties, shall have received the original Student Loan Note with respect to each of the Student Loans that will be acquired or otherwise financed with the proceeds of such Borrowing and shall have issued a Warehouse Trust Receipt covering such Student Loan to the Agent;

      (g) all conditions precedent to the Borrower's acquisition of the Student Loans to be acquired or otherwise funded with the proceeds of such Borrowing (other than the payment of the purchase price therefor) shall have been satisfied and no Purchase Termination Event shall have occurred with respect to the seller of such Student Loans;

      (h) the Agent shall have received acknowledgment of releases or termination statements on Form UCC-3 and any other documents necessary to evidence or release any security interest (other than that of the Agent) in the Student Loans to be acquired or otherwise funded with the proceeds of such Borrowing, to the extent required for any such prior security interest to be terminated;

      (i) the Borrower has paid all fees and expenses due hereunder at such time;

      (j) prior to any Borrowing with respect thereto and prior to its inclusion in the calculation of the Coverage Condition, (A) (1) each Student Loan shall be submitted to a Servicer to be serviced in accordance with a Servicing Agreement in form and substance satisfactory to the Agent as approved by the Lenders, (2) to the extent not covered by an opinion previously delivered pursuant to Section 5.01(o), the Agent shall have received an opinion letter in form and substance and written by counsel acceptable to the Agent including, without limitation, an opinion to the effect that each action necessary to perfect a first priority security interest in favor of the Agent in each such Student Loan so included and the Related Security thereto has been accomplished and (3) the Agent shall have received such other opinions, approvals, documents and certificates with respect to such Student Loan as the Agent and the Lenders shall reasonably request, and (B) the Agent and Lenders have conducted such due diligence as the Agent and Lenders shall deem necessary with respect to such Student Loan;

      (k) the amount on deposit in the Reserve Account (after giving effect to deposits into the Reserve Account pursuant to Section 1.01(b) hereof on the date of the initial Borrowing) shall be at least equal to the Reserve Account Minimum Balance;

      (l) the Borrower shall have delivered to the Agent a copy of each Purchase and Sale Agreement pursuant to which any Pledged Student Loan was purchased in each case duly executed by the Borrower and each other party thereto;

      (m) there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of the Borrower, overtly threatened in writing against or affecting the Borrower (x) asserting the invalidity of this Agreement or any other Transaction Document, (y) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, or (z) wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Borrower or which affects, or purports to affect, the validity or enforceability against the Borrower of any Transaction Document;

      (n) no statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof;

      (o) the Agent shall have received from the Borrower a supplement to the Schedule of Pledged Student Loans that provides all applicable information required by such schedule with respect to each Student Loan that is to be acquired or otherwise funded with the proceeds of such Borrowing and the Agent shall have completed its due diligence with respect to each of the Student Loans listed on such supplement and shall not have rejected any of the Student Loans listed on such supplement as not being Eligible Student Loans;

      (p) (i) the applicable Borrowing Date for such Borrowing shall occur within 12 months after the date of each of the opinions of counsel to the Borrower referred to in clause (i) of Section 5.01(o) or Section 5.02(f) or (ii) the Agent and Lenders shall have received updated opinions of counsel to the Borrower referred in clause (i) of Section 5.01(o) and Section 5.02(f) each in form and substance reasonably satisfactory to the Agent and the Lenders, in each case dated no more than 12 months prior to the applicable Borrowing Date for such Borrowing; and

      (q) the Borrower has delivered to the Agent appropriate wire transfer instructions with respect to each disbursement to be made of the proceeds of such Borrowing.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      SECTION 6.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

      (a) Organization, Corporate Powers. The Borrower is a corporation duly organized, validly existing solely under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware, has all necessary corporate power to carry on its present business, is duly licensed or qualified in all jurisdictions where the nature of its activities require such licensing or qualifying, and has full power, right and authority to enter into this Agreement, the other Transaction Documents to which it is, or will be, a party and the transactions contemplated hereby and thereby, to issue the Note and to perform its obligations herein and therein provided for.

      (b) Borrower Authority, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Transaction Documents to which it is, or will be, a party and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and this Agreement, the Notes and such Transaction Documents constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or law.

      (c) Compliance with Laws and Contracts. (i) The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Transaction Documents to which the Borrower is a party do not and will not (w) conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice of lapse of time or both) a violation of the articles of incorporation or by-laws of the Borrower, (x) violate any material provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the Borrower or its property is subject; (y) result in a material breach of or constitute a default under the provisions of any loan or credit agreement or any other material agreement, lease or instrument to which the Borrower may be or is subject or by which it, or its property, is bound; or (z) result in, or require, the creation or imposition of any Lien on or with respect of any of the properties of the Borrower other than the Lien in favor of the Agent provided herein; and (ii) the Borrower is not in violation of, or in material default under, any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such loan or credit agreement, other agreement, lease or instrument. The Borrower is in compliance in all material respects with all applicable federal, state and local laws and regulations thereunder including (without limitation) the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Truth in Lending Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulation B, applicable laws relating to usury, truth-in-lending, education lending, fair credit billing, fair credit reporting, fair debt collection practices, privacy, consumer credit protection and disclosure, licensing and other applicable consumer credit laws and equal credit opportunity laws.

      (d) Governmental Approvals. The Borrower has obtained all authorizations, consents, approvals, licenses (including, without limitation, appropriate authorizations, consents and approvals and licenses, if any, permitting it to be a lender of Student Loans under applicable law [CONFIDENTIAL](13)), exemptions of or filings or registrations with all governmental commissions, regulatory bodies, boards, bureaus, agencies and instrumentalities, domestic or foreign, necessary to the conduct of its business or necessary to the valid execution, delivery and performance by the Borrower of this Agreement, the Note and the other Transaction Documents to which the Borrower is, or will be, a party (the "Approvals"), and such Approvals remain in full force and effect.

----------
(13) CONFIDENTIAL TREATMENT has been requested for the redacted portion pursuant to Rule 406 of the Securities Act of 1933, as amended. The confidential redacted portions have been filed separately with the United State Securities and Exchange Commission.

      (e) Litigation. There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of the Borrower, overtly threatened in writing against or affecting the Borrower (x) asserting the invalidity of this Agreement or any other Transaction Document, (y) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, or (z) wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Borrower or which affects, or purports to affect, the validity or enforceability against the Borrower of any Transaction Document.

      (f) Employee Benefit Plans. Neither the Borrower nor any of its ERISA Affiliates maintains or operates any "employee benefit plans" (as such term is defined in ERISA).

      (g) Perfected Security Interest. (i) Each Pledged Student Loan, including the related original Student Loan Note, is owned by the Borrower free and clear of any adverse claim, judgment or Lien other than the Lien created hereby and
(ii) the Custodian has (and will retain) possession of the related original Student Loan Note. All other Collateral is owned by the Borrower free and clear of any adverse claim, judgment or Lien other than the Lien created pursuant to this Agreement. Except for the filing of the financing statements described in
Section 5.01(m) and the entering into of the Paying Agency Agreement as described in Section 3.01(a), no further action, including any filing or recording of any document, is necessary in order to establish, protect and perfect the first priority security interest of the Agent, for the benefit of the Secured Parties, in the Collateral as against any third party in any applicable jurisdiction, including, without limitation, any purchaser from, or creditor of, the Borrower. No financing statement or other instrument similar in effect covering any of the Collateral or any interest therein is on file in any recording office except such as may be filed (i) in connection with any Lien arising solely as the result of any action taken by the Lenders (or any assignee thereof) or by the Agent, (ii) in favor of the Agent or (iii) for which UCC termination statements have been filed. No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (x) for the pledge by the Borrower of the Collateral pursuant to this Agreement, (y) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (z) for the exercise by the Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

      (h) Accuracy of Information. Neither this Agreement nor any other Transaction Document to which the Borrower is a party, or any certificate nor statement (including, without limitation, any Monthly Report) furnished to the Agent or any Lender by the Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Borrower which has or could reasonably be expected to have a Material Adverse Effect which has not been set forth in this Agreement or in the other Transaction Documents, certificates and statements furnished to the Agent or any Lender in connection with the transactions contemplated hereby except those arising from general economic or political conditions.

      (i) Terminations. No Event of Default or Unmatured Event of Default, exists.

      (j) Margin Regulations. The use of all funds obtained by the Borrower under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

      (k) Borrower Information. The chief place of business and chief executive office of the Borrower are located at the address of the Borrower referred to in
Section 13.02, and the offices where the Borrower keeps all its books, records and documents relating to the Pledged Student Loans are located at the addresses specified in Schedule 6.01(k) (or at such other locations, notified to the Agent in accordance with Section 7.01(f), in jurisdictions where all action necessary to maintain the Agent's first priority perfected security interest, for the benefit of the Secured Parties, in the Collateral has been taken and completed); it being understood that each Servicer keeps certain collateral, loan level and servicing information relating to the Pledged Student Loans at such Servicer's office. The exact legal name of the Borrower is set forth on the signature page hereof. The Borrower's organizational identification number is 3857936. Except as provided on Schedule 6.01(k), the Borrower has not changed its name, changed its corporate structure, changed its jurisdiction of organization, changed its chief place of business/chief executive office or used any name other than its exact legal name at any time during the past five years. The Location of the Borrower is Delaware.

      (l) No Disclosure Required. Under applicable laws and regulations in effect on the date hereof, the Borrower is not required to file a copy of this Agreement with the Securities and Exchange Commission or any other governmental authority.

      (m) Capital of the Borrower. The Borrower is Solvent.

      (n) Borrower Not an Investment Company. The Borrower is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (o) Eligible Student Loans. All Financed Student Loans are Eligible Student Loans. Each Student Loan included as an Eligible Student Loan in the calculation of the Coverage Condition, is an Eligible Student Loan.

      (p) Material Adverse Effect. No Material Adverse Change in the condition of the Borrower, Holdco or the Parent has occurred since the Closing Date and is continuing.

      (q) Acquisition of Student Loans. With respect to each Pledged Student Loan, such Student Loan was either purchased by the Borrower pursuant to a Purchase and Sale Agreement or originated by or on behalf of the Borrower.

      (r) Certain Purchase and Sale Agreements. The Borrower has not purchased any Student Loan which constitutes a Pledged Student Loan other than pursuant to a Purchase and Sale Agreement.

      (s) Tax Status. The Borrower has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges unless such tax or assessment is being actively contested in good faith and adequate reserves have been established therefor in accordance with GAAP.

      (t) [CONFIDENTIAL](14).

                                  ARTICLE VII

                        GENERAL COVENANTS OF THE BORROWER

      SECTION 7.01. Affirmative Covenants of the Borrower. From the date hereof until the Final Payout Date, the Borrower will, unless the Agent and the Lenders shall otherwise consent in writing:

      (a) Compliance with Laws, Etc. (i) Comply in all material respects with all applicable federal, state and local laws, rules, regulations and orders, including those with respect to the Pledged Student Loans and including (without limitation) the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Truth in Lending Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulation B, applicable laws relating to usury, truth-in-lending, education lending, fair credit billing, fair credit reporting, fair debt collection practices, privacy, consumer credit protection and disclosure, licensing and other applicable consumer credit laws and equal credit opportunity laws.

      (b) Preservation of Existence. Preserve and maintain its existence as a Delaware corporation, and its rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could be reasonably expected to have a Material Adverse Effect on the Borrower.

      (c) Audits. (i) At any time and from time to time permit the Agent or any of its agents or representatives, at their own expense, to visit the offices and properties of the Borrower to review documents relating to Student Loans that are to become Pledged Student Loans, (ii) upon two (2) business day's prior written notice, during regular business hours, permit the Agent, the Lenders or any of their agents or representatives, at their own expense, (y) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower relating to the Collateral or the Borrower's origination or acquisition of Student Loans, and (z) to visit the offices and properties of the Borrower for the purpose of examining such materials described in clause
(ii)(y) next above, and to discuss matters relating to Pledged Student Loans or the Borrower's performance under the Transaction Documents with any of the officers or employees of the Borrower having knowledge of such matters; (iii) without limiting the provisions of clause (ii) next above, from time to time but no more than once per calendar quarter on the reasonable request of the Agent, at the Agent's expense, or at any time in the event of an investigation, audit (not in the ordinary course) or other proceeding instigated by a Governmental Authority or upon the occurrence and during the continuation of an Event of Default, at the Borrower's expense, permit certified public accountants or other auditors acceptable to the Agent to conduct a review of the Borrower's books and records with respect to the Pledged Student Loans; and (iv) without limiting the foregoing, once per calendar year or, upon the occurrence and during the continuance of an Event of Default, at any time at the request of the Agent, cooperate fully with the Agent or any auditor or representative appointed by the Agent in an agreed upon procedures audit and covering each of the items and procedures listed on Appendix C hereto and such other items and procedures reasonably requested by the Agent) at the Borrower's expense with respect to all Pledged Student Loans; in each case subject to all applicable provisions of federal privacy law.

----------
(14) CONFIDENTIAL TREATMENT has been requested for the redacted portion pursuant to Rule 406 of the Securities Act of 1933, as amended. The confidential redacted portions have been filed separately with the United State Securities and Exchange Commission.

      (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pledged Student Loans in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all the Pledged Student Loans (including, without limitation, records adequate to permit the daily identification of each new Pledged Student Loan included in the Collateral from time to time and all Collections of, payments on and adjustments to each existing Pledged Student Loan).

      (e) Performance and Compliance with Student Loans. At its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Student Loan Notes, the Servicing Agreements and other agreements to which the Borrower is a party related to the Collateral.

      (f) Location. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pledged Student Loans and all agreements related to such Collateral (and all original documents relating thereto, unless such documents have been delivered to the Custodian or a bailee thereof), at the address(es) of the Borrower referred to in Schedule 6.01(k) or, upon 30 days' prior written notice to the Agent, at such other locations selected by the Borrower with respect to which all actions required to maintain the Agent's first priority, perfected security interest, for the benefit of the Secured Parties, in the Collateral have been taken and completed. Keep its Location at the Location identified in Section 6.01(k) or, upon 30 days' prior written notice to the Agent, at such other "Location" where all action required to maintain the Agent's first priority perfected security interest, for the benefit of the Secured Parties, in the Collateral shall have been taken and completed.

      (g) Servicing Agreements, Custodial Agreement, Paying Agency Agreement and Verification Agent Agreement; Enforcement. (i) Maintain in effect all Servicing Agreements and the Custodial Agreement, Paying Agency Agreement and, unless otherwise consented to in writing by the Agent and the Lenders, the Verification Agent Agreement, diligently and promptly enforce its rights thereunder and take, or use commercially reasonable steps to cause the applicable Servicer to take, all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all material terms, covenants and conditions of each Student Loan that is a Pledged Student Loan and for the compliance by the applicable Servicer with the servicing guidelines set forth in the applicable Servicing Agreement, including the prompt payment of all principal and interest payments and all other amounts due with respect to such Student Loans, (ii) enter into Servicing Agreements with Servicers so that all Pledged Student Loans are covered by a Servicing Agreement, (iii) maintain at all times the appointment of a Paying Agent that is obligated to perform the duties and obligations of the Paying Agent under this Agreement and the Paying Agency Agreement and (iv) not agree to any amendment or other modification of the Custodial Agreement, Paying Agency Agreement or Verification Agent Agreement, including an amendment that would allow the Custodian to be released from any of the obligations described in
Section 5.02(g) hereof, without the prior written consent of the Agent.

      (h) Servicer Events of Default; Replacement Servicer. If a Servicer Event of Default shall have occurred with respect to any Servicer or any Servicing Agreement shall not be in full force and effect for any reason, identify a replacement Servicer and execute a replacement Servicing Agreement, in each case acceptable to the Agent and the Lenders, within 30 days of such event (or within such longer period agreed to by the Agent and the Lenders).

      (i) Insurance. Maintain in effect directors' and officers' insurance in such liability and amounts and with such deductibles as are customary in the industry and provide prompt notice to the Agent of any material changes in such insurance.

      (j) Separate Business. At all times:

            (i) (y) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of the Parent, its other Affiliates and any other Person or entity and (z) not permit the Parent, any other Affiliate or any other Person independent access to its bank accounts;

            (ii) not commingle its funds and other assets with those of the Parent, any other Affiliate or any other Person or entity (other than any such commingling which might result from the performance of the Borrower's duties in accordance with this Agreement or any Servicer's duties in accordance with the applicable Servicing Agreement);

            (iii) conduct its own business in its own name and hold all of its assets in its own name and in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of the Parent, any other Affiliate or any other Person;

            (iv) remain Solvent and pay its debts and liabilities (including employment and overhead expenses) from its assets as the same become due;

            (v) do all things necessary to observe procedural formalities (including the separateness provisions contained in its organizational documents), and preserve its existence as a single-purpose, bankruptcy-remote entity;

            (vi) enter into transactions with Affiliates only if each such transaction is commercially reasonable and on substantially similar terms as a transaction that would be entered into on an arm's-length basis with a Person other than an Affiliate of the Borrower;

            (vii) pay the salaries of its own employees, if any, from its own funds and maintain a sufficient number of employees in light of its contemplated business operations;

            (viii)compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred;

            (ix) not (y) acquire or hold obligations or securities of any Affiliate or any of the stockholders of the Borrower or (z) buy or hold any evidence of indebtedness issued by any other Person or entity, other than cash, Eligible Investments and Pledged Student Loans;

            (x) allocate fairly and reasonably and pay from its own funds the cost of (i) any overhead expenses (including paying for any office space) shared with any Affiliate of the Borrower and (ii) any services (such as asset management, legal and accounting) that are provided jointly to the Borrower and one or more of its Affiliates;

            (xi) maintain and utilize separate stationery, invoices and checks bearing its own name, separate office space (which may be a separately identified area in office space shared with one or more Affiliates of the Borrower) and a separate mailing address;

            (xii) (1) not incur, create or assume any Indebtedness not arising under or expressly permitted (such as Permitted Debt) by this Agreement or any other Transaction Documents and (2) not make any loans or advances to, or pledge its assets for the benefit of, any other Person or entity, including, without limitation, the Parent or any other Affiliate;

            (xiii)be, and at all times hold itself out to the public as, a legal entity separate and distinct from any other Person;

            (xiv) to the extent known by the Borrower, correct any misunderstanding regarding the separate identity of the Borrower;

            (xv) not identify itself or any of its Affiliates as a division or part of any other entity;

            (xvi) not amend, modify or otherwise change its organizational documents, or suffer the same to be amended, modified or otherwise changed in any manner without the prior written consent of the Agent;

            (xvii)maintain at all times at least one independent director provided by Global Securitization Services, LLC (or such other third party service provider approved by the Agent) who is not, and has not been for five (5) years preceding the date hereof, a director, officer, employee or shareholder (or a family member of one of the foregoing) of any Affiliate of the Borrower;

            (xviii) conduct in its business and activities in all respects in compliance with the assumptions contained in the legal opinion of McGuireWoods LLP dated on or about the Closing Date relating to substantive consolidation issues;

            (xix) not change any of (i) its corporate name, (ii) the name under which it does business, (iii) its type of organization or (iv) the jurisdiction in which it is organized, unless, in each case, (1) each of the Agent and each Lender shall have received not less than thirty (30) days' prior written notice thereof and (2) the Borrower has taken all action required to maintain the Agent's first priority perfected security interest for the benefit of the Secured Parties in the Collateral;

            (xx) ensure that all future registration statements and annual, quarterly or other regular reports which the Borrower, Parent or any of their respective Affiliates files with the U.S. Securities and Exchange Commission include a statement that the Transaction Documents require that the Borrower and Holdco maintain bankruptcy remote status and that the Borrower and Holdco are separate from the Parent and its other Affiliates;

            (xxi) not amend, modify or otherwise change its organizational documents;

(and the Borrower acknowledges that the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower's identity as a legal entity that is separate from the Parent).

      (k) Delivery of Student Loan Notes. The Borrower shall deliver or cause to be delivered to the Custodian (and cause the Custodian to retain possession of), in each case as bailee for the Agent for the benefit of the Secured Parties the original Student Loan Note with respect to each Pledged Student Loan.

      (l) Business. The Borrower shall not own assets or engage in any business other than the assets and transactions specifically contemplated in this Agreement and the other Transaction Documents.

      (m) Purchase and Sale Agreements; Enforcement of Rights Against Originators. The Borrower shall retain copies of all Purchase and Sale Agreements (and associated assignments and bills of sale) pursuant to which any Pledged Student Loans were acquired by the Borrower or any Affiliate of the Borrower. The Borrower shall provide the Agent prompt notice of the occurrence of any event listed in clauses (a) through (e) of the definition of "Purchase Termination Event" of which it has knowledge with respect to any Originator of Pledged Student Loans. The Borrower shall enforce its rights with respect to (i) all material obligations of the Originators under each Purchase and Sale Agreement, in each case relating to any Pledged Student Loan and (ii) all other transaction documents to which any Originator of any Pledged Student Loan is a party.

      (n) Deposit of Collections. The Borrower shall deposit (or shall cause to be deposited) all Collections in accordance with the provisions of Section 3.03(a) hereof.

      (o) Additional Financing Statements. The Borrower shall file or cause to be filed, and authorizes the Agent to file, UCC financing statements and all UCC amendments and termination statements against all Affiliated Originators and each other Originator with respect to which the applicable Purchase and Sale Agreement contains a back-up grant of a security interest in the Student Loans and related assets, in each case, sufficient (or in the sole determination of the Agent, desirable) to perfect the first priority, perfected security interest of the Borrower in Student Loans and related assets acquired from such Originators. In addition, at the request of the Agent, the Borrower shall file or cause to be filed, and authorizes the Agent to file, UCC financing statement assignments assigning to the Agent any financing statement showing the Borrower as secured party with respect to the Collateral.

      (p) Notice of Material Events. The Borrower shall be obligated to inform the Agent in writing of the occurrence of any of the following:

            (i) within three Business Days after the Borrower has knowledge (or reasonably should have had knowledge) of the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Borrower that could result in a Material Adverse Change with respect to the Borrower or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Borrower;

            (ii) at least thirty days prior to any change in the location of the Borrower's principal offices or any change in the location of the Borrower's books and records;

            (iii) immediately upon becoming aware of the commencement of any proceedings by or against the Borrower under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Borrower or any of its assets;

            (iv) immediately upon receiving notice that (A) the Borrower is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Borrower's business is to be, or may be suspended or revoked, or (C) the Borrower is to cease and desist any practice, procedure or policy employed by the Borrower in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Borrower; or

            (v) immediately upon any failure to pay when due any Indebtedness of the Borrower which involves an outstanding principal balance of $250,000 or more.

      (q) Actions with respect to Bankruptcy Petitions. The Borrower hereby agrees that it will timely object to all proceedings of the type described in clause (a) of the definition of "Event of Bankruptcy" instituted against it.

      (r) Adequate Capital. The Borrower shall at all times maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

      (s) Guarantee Agreements. To the extent any Pledged Student Loans becomes guaranteed (or insured) by a third party, the Borrower will promptly execute and deliver all further instruments and documents, and take all actions necessary to perfect a first priority security interest in favor of the Agent in all of the Borrower's right, title and interest in the related guarantee agreement and provide the Agent with copies of all agreements and other information requested by the Agent concerning such guarantee.

      SECTION 7.02. Reporting Requirements of the Borrower. From the date hereof until the Final Payout Date, the Borrower will, unless the Agent and the Lenders shall otherwise consent in writing, furnish to the Agent:

      (a) Quarterly Financial Statements. As soon as available and in any event within 45 days (or such shorter period proscribed by law for filing such financial statements with the U.S. Securities and Exchange Commission) after the end of each of the first three quarters of each fiscal year of the Parent and Borrower, (i) copies of the consolidated financial statements of the Parent as filed on Form 10-Q with the U.S. Securities and Exchange Commission in conformity with generally accepted accounting principles, along with a certificate of the chief financial officer or treasurer of the Borrower certifying that such copies are the true and complete copies of the financial statements and that such information fairly presents in all material respects the financial condition of the Parent as of the date delivered, and (ii) consolidating financial statements of the Parent in conformity with generally accepted accounting principles, along with a certificate by an Authorized Officer of the Parent certifying that such copies are the true and complete copies of the financial statements and that such information fairly presents in all material respects the financial condition of the Parent as of the date delivered;

      (b) Annual Financial Statements. As soon as available and in any event within 90 days (or such shorter period proscribed by law for filing such financial statements with the U.S. Securities and Exchange Commission) after the end of each fiscal year of the Parent and Borrower, copies of (i) the audited consolidated financial statements of the Parent prepared in accordance with generally accepted accounting principles, as filed on Form 10-K with the U.S. Securities and Exchange Commission, accompanied by (A) an auditor's report, unqualified as to scope, of a nationally recognized public accounting firm approved by the Agent, (B) any management letters prepared by said accountants and (C) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Event of Default or Unmatured Event of Default, or if, in the opinion of said accountants, any Event of Default or Unmatured Event of Default shall exist, stating the nature and status thereof, and (ii) the unaudited consolidating financial statements of the Parent prepared and duly certified by any nationally recognized public accounting firm approved by the Agent, in conformity with generally accepted accounting principles, along with a certificate by an Authorized Officer of the Parent certifying that such copies are the true and complete copies of the financial statements and that such information fairly presents in all material respects the financial condition of the Parent as of the date delivered;

      (c) Monthly Report. On or before each Determination Date, a Monthly Report with respect to the preceding Settlement Period in electronic form together with a signed copy of such Monthly Report delivered by facsimile, messenger or overnight courier;

      (d) SEC Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly or other regular reports which the Borrower, Parent or any of their respective Affiliates files with the U.S. Securities and Exchange Commission, including, without limitation, all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto;

      (e) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any "reportable event" described in Section 4043 of ERISA which the Borrower or an ERISA Affiliate thereof files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower receives from the Internal Revenue Service or the Pension Benefit Guaranty Corporation;

      (f) [Reserved];

      (g) Litigation. As soon as possible and in any event within three Business Days of the Borrower's actual knowledge thereof, written notice of (i) any litigation, investigation or proceeding against any Servicer, the Custodian or the Paying Agent which may exist at any time that could reasonably be expected to materially and adversely affect the Borrower and (ii) any material adverse development in any litigation previously disclosed in accordance with subclause
(i) above;

      (h) Changes in Law. Promptly after the occurrence thereof, written notice of changes in the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Truth in Lending Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulation B, applicable laws relating to usury, truth-in-lending, education lending, fair credit billing, fair credit reporting, fair debt collection practices, privacy, consumer credit protection and disclosure, licensing and other applicable consumer credit laws and equal credit opportunity laws or any other law, rule or regulation of the United States that could have a Material Adverse Effect on any party to the Transaction Documents or to the transactions contemplated by the Transaction Documents;

      (i) Financial Statements and Annual Compliance Audit of each Servicer. With respect to each Servicer, promptly after receipt thereof, copies of all reports (including audited financial statements, SAS 70 reports and annual compliance audit reports, as applicable) and other documents delivered to the Borrower by such Servicer pursuant to the applicable Servicing Agreement;

      (j) Schedule of Pledged Student Loans. (i) On or before the date that is five Business Days prior to each Determination Date, and in addition, upon the occurrence and during the continuation of an Event of Default, no more than three Business Days after the request of the Agent, a Schedule of Pledged Student Loans in electronic form acceptable to the Agent including all information necessary for the Agent to determine the Fair Market Value of the Pledged Student Loans and (ii) on or before each Determination Date, together with the delivery of each Monthly Report, a revised Schedule of Pledged Student Loans in electronic form acceptable to the Agent indicating any changes from the Schedule of Pledged Student Loans delivered pursuant to clause (i) above;

      (k) Coverage Condition Certificate. On or before each Determination Date and together with the delivery of each Monthly Report, a Coverage Condition Certificate substantially in the form of Exhibit 5.03(d), executed by an Authorized Officer of the Borrower;

      (l) Portfolio Reports. On or before each Determination Date, a loan portfolio report of Student Loan portfolio activity and delinquency statistics for the immediately preceding month, segmented by loan type, loan status, Servicer and school type, including, without limitation, (i) updated principal balances for each Pledged Student Loan, (ii) the then current interest rate and monthly payment amount for each Pledged Student Loan, (iii) the number of days and amount by which any payment on a Pledged Student Loan is delinquent and (iv) any other information reasonably required by the Agent or the Custodian; and

      (m) Annual Budgets and Operating Plans. No later than five Business Days after presentation thereof, the annual budgets and operating plans of Parent and its Subsidiaries presented to the boards of directors of Parent and its Subsidiaries;

      (n) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower as the Agent or the Lenders may from time to time reasonably request in order to protect the interests of the Agent and the Lenders under or as contemplated by this Agreement.

      SECTION 7.03. Servicing Covenants. From the date hereof until the Final Payout Date, the Borrower will, unless the Agent and the Lenders shall otherwise consent in writing comply with the following covenants.

      (a) Servicing. In the event the Pledged Student Loans are not serviced by a Servicer, the Borrower shall service, administer and make collections with respect to the Pledged Student Loans in accordance in all material respects with all applicable federal and state laws, including (without limitation) the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Truth in Lending Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulation B, applicable laws relating to usury, truth-in-lending, education lending, fair credit billing, fair credit reporting, fair debt collection practices, privacy, consumer credit protection and disclosure, licensing and other applicable consumer credit laws and equal credit opportunity laws, the failure to comply with which would be reasonably expected to have a material adverse effect on the Lenders. The Borrower shall not (i) rescind or cancel any Pledged Student Loan except as ordered by a court of competent jurisdiction or Governmental Authority or as otherwise consented to in writing by the Agent,
(ii) reschedule, revise, defer or otherwise compromise with respect to payments due on any Pledged Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of the Pledged Student Loans or (iii) adjust or provide any non-cash reduction in the outstanding Principal Balance of any Pledged Student Loan other than pursuant to a Reduced Rate Program; provided, however, that the Borrower may, in its sole discretion, waive any final remaining amounts owing under a Pledged Student Loan up to and including $100.00 (such amount, a "De Minimis Amount") except as otherwise permitted in accordance with any Reduced Rate Program; provided, further, however, that the Borrower shall not agree to any decrease of the interest rate on, or the principal amount payable (other than a De Minimis Amount) with respect to, any Pledged Student Loan.

      (b) Collection of Pledged Student Loan Payments. In the event the Pledged Student Loans are not serviced by a Servicer, the Borrower shall make reasonable efforts to collect all payments (subject to the provisions of Section 7.03(a)) called for under the terms and provisions of the Pledged Student Loans as and when the same shall become due.

      (a) Realization upon Pledged Student Loans. In the event the Pledged Student Loans are not serviced by a Servicer, the Borrower shall use reasonable efforts consistent with customary servicing practices and procedures (including, without limitation, engaging a collection agency) in its servicing of any delinquent Pledged Student Loans. Any collection agency engaged by the Borrower to service delinquent Pledged Student Loans must be approved in writing by the Agent unless such collection agency has agreed to comply with the servicing standards, as applicable, set forth in Section 7.03(a).

      SECTION 7.04. Negative Covenants of the Borrower. From the date hereof until the Final Payout Date, the Borrower will not, without the prior written consent of the Agent and the Lenders:

      (a) Sales, Liens, Etc. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pledged Student Loan or other Collateral, or any interest therein, or any account to which any Collections of or payments on any Pledged Student Loans or other Collateral are sent, or any right to receive income or proceeds from or in respect of any of the foregoing.

      (b) Extension or Amendment. (i) Extend, terminate, waive, amend or otherwise modify the terms of any Pledged Student Loan except in accordance with the express provisions of the applicable Servicing Agreement or except solely in connection with waiving any De Minimis Amount pursuant to the provisions of
Section 7.03(a) or in accordance with any Reduced Rate Program, (ii) terminate, waive, amend or otherwise modify the terms of any Servicing Agreement (including, without limitation, any amendment, restatement, supplement or modification to a Servicing Agreement that would reduce the frequency of deposits to the Collection Account), (iii) terminate, waive, amend or otherwise modify the terms of any Purchase and Sale Agreement, (iv) terminate, waive, amend or otherwise modify the terms of the Custodial Agreement or consent to the assignment by the Custodian of its rights, or the delegation by the Custodian of its obligations, under the Custodial Agreement or (v) terminate, waive, amend or otherwise modify any other Transaction Document, in each case to which it is a party.

      (c) Change in Business. Make any change in the character of its business, which change could reasonably be expected to impair the collectibility of any Pledged Student Loan or otherwise materially adversely affect the interests or remedies of the Agent or Lenders under this Agreement or any other Transaction Document.

      (d) Consolidation, Mergers, etc. To the fullest extent permitted by law, dissolve, liquidate, merge into, or consolidate with, one or more corporations or other entities, or be a party to any transaction involving the transfer of any substantial portion of its assets, revenues or properties to or with any corporation or other Person, (i) without the prior written consent of the Agent and the Lenders or (ii) other than solely with respect to the transfer of Released Student Loans released pursuant to the provisions of Section 1.04 hereof.

      (e) Use of Proceeds. Use the proceeds of any Advance for any purpose other than acquiring or making Student Loans, funding recaptures of Fair Market Value, funding the Reserve Account and paying fees and expenses incurred in connection with the transactions contemplated by this Agreement.

      (f) Servicer Limitations. Permit any Pledged Student Loans to be serviced by any Servicer without first obtaining the written consent of the Agent and the Lenders (other than Servicers specifically named in the definition of the term "Servicer" in Appendix A) and demonstrating to the satisfaction of the Agent and the Lenders that all requirements and conditions required by the Agent and the Lenders applicable to such new Servicer have been satisfied in all material respects for such Servicer, which satisfaction shall be evidenced by such written consent.

      (g) Reserved.

      (h) Payment Instructions. Change, nor permit the Originators or any Servicer to change, payment instructions to any Obligor without the prior written consent of the Agent.

      (i) ERISA. Establish or be a party to any plan, multiemployer plan or benefit plan under ERISA.

      (j) Borrower's Legal Status. Without providing at least 30 days prior written notice to the Agent and satisfying all other requirements set forth in this Agreement with respect to such action, change its name, place of business, chief executive office, mailing address or organizational identification number or change its type of organization, jurisdiction of organization or other legal structure.

      (b) Underwriting Guidelines. Permit or implement any material change in the Underwriting Guidelines without the prior written consent of the Agent and the Lenders.

      (k) Borrower's Ability to Conduct Business. (a) Guarantee any obligation of any Person, including any Affiliate; (b) own assets or engage, directly or indirectly, in any business other than the ownership of the assets contemplated by, and actions required or permitted to be performed under, the Transaction Documents; (c) incur, create or assume any Indebtedness not arising under or expressly permitted by this Agreement or any other Transaction Document, provided that the Borrower shall be entitled to incur Permitted Debt; (d) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may make student loans, may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provision of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (e) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted under this Agreement; or (f) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

                                  ARTICLE VIII

                      EVENTS OF DEFAULT; REMEDIES; SET-OFF

      SECTION 8.01. Events of Default. The following events shall be "Events of Default" hereunder:

      (a) (i) The Borrower shall fail to make any payment or deposit of principal, interest or fees to be made by it hereunder or under any Transaction Document (other than the Verification Agent Agreement) when due and such failure is not remedied within one (1) Business Day, (ii) the Borrower shall fail to make any prepayment required pursuant to Sections 2.03(b) through (e) when due and such failure is not remedied within one (1) Business Day, (iii) the Borrower shall fail to pay the Shortfall Amount when due and such failure is not remedied within one (1) Business Day, or (iv) the Borrower shall fail to make any other payment or deposit to be made by it hereunder or under any Transaction Document (other than the Verification Agent Agreement) when due and such failure shall continue unremedied for three Business Days after the Borrower has knowledge or has received notice thereof; provided that clause (iv) shall not apply to failures to pay resulting from reasonable billing disputes between the Borrower and the Custodian, Paying Agent or any Servicer so long as such Person continues to perform its duties and obligations under the Transaction Document(s) to which it is a party;

      (b) Any representation or warranty (other than a representation and warranty made or deemed made pursuant to Section 6.0l(g) or (o) with respect to a Pledged Student Loan as to which the Borrower has complied with Section 2.03(c)) made or deemed to be made by the Borrower (or any of its officers) or any Affiliated Originator under or in connection with this Agreement or any other Transaction Document to which it is a party or any other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made unless such breach, if able to be remedied, has been remedied within ten Business Days after the Borrower has knowledge or has received notice thereof; provided that no breach of any particular representation and warranty shall be deemed able to be remedied more than twice per calendar year;

      (c) the Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in any of Sections 7.01(c), 7.01(h), 7.01(k), the first sentence of 7.01(m), 7.01(n), 7.02 or 7.04 and not expressly covered by any other clause (other than clause (c)(ii)) of this Section 8.01, or (ii) any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed if such failure shall remain unremedied for the longer of fifteen (15) Business Days after notice or knowledge thereof or the cure period provided for such event in the applicable Transaction Document;

      (d) Holdco or the Parent, as applicable, shall (i) fail to comply with Sections 3.2.1, 3.2.3, 3.2.4 or 3.2.11 of the Pledge Agreement or (ii)(A) fail to make any payment or deposit, (B) breach any representation or warranty, or
(C) fail to observe any other term, covenant or agreement in any Transaction Document and such failure or breach shall not have been cured within any applicable cure period, or if none is specified, within ten (10) Business Days;

      (e) An Event of Bankruptcy shall have occurred with respect to the Borrower or Holdco;

      (f) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower to the Agent prior to the date of execution and delivery of this Agreement is pending against the Borrower or Holdco, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii), in the opinion of the Agent or the Lenders, has a reasonable likelihood of having a Material Adverse Effect on the Borrower or Holdco;

      (g) (i) The Internal Revenue Service shall file notice of a lien pursuant to Section 6321 of the Code with regard to any of the assets of the Borrower or any other entity contained in the same Control Group as the Borrower and such lien shall not have been released within thirty (30) Business Days or (ii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or any of its ERISA Affiliates and such lien shall not have been released within five (5) Business Days;

      (h) The Agent shall fail to have a valid, perfected first priority Lien on the Collateral, for the benefit of the Secured Parties (so long as such failure is not due solely to the Agent's disposition of or release of such Collateral);

      (i) The Coverage Condition is not satisfied on any Settlement Date with respect to the related Settlement Period and such condition continues for two
(2) Business Days;

      (j) [CONFIDENTIAL](15);

      (k) [CONFIDENTIAL](16);

      (l) The Tangible Net Worth of the Borrower, determined as of the last day of any fiscal quarter of the Borrower, commencing as of the Closing Date, shall be less than $1,000,000 (excluding the amounts on deposit in the Reserve Account and the Borrower's residual interests in securitization transactions);

----------
(15) , (16) CONFIDENTIAL TREATMENT has been requested for the redacted portion pursuant to Rule 406 of the Securities Act of 1933, as amended. The confidential redacted portions have been filed separately with the United State Securities and Exchange Commission.

      (m) The Borrower or Holdco shall fail to pay or shall default in the payment of any principal of or premium or interest on any of its Indebtedness that is outstanding when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue unremedied or unwaived after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Indebtedness and shall continue unremedied or unwaived after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate the maturity of such Indebtedness;

      (n) Either (i) the Parent shall cease to own 100% of the membership interests of Holdco free and clear of all Liens or (ii) Holdco shall cease to own 100% of the common stock of the Borrower free and clear of all Liens (other than the pledge by Holdco to the Agent, for the benefit of the Secured Parties, of the common stock of the Borrower pursuant to the Pledge Agreement);

      (o) the Borrower shall fail to maintain its status as a single purpose bankruptcy remote corporation;

      (p) (i) One or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Borrower or Holdco and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed or a satisfactory bond against such judgment shall not have been posted, or (ii) any action shall be legally taken by a judgment creditor holding a final judgment to attach or levy upon any assets of the Borrower or Holdco to enforce any judgment rendered against the Borrower or Holdco;

      (q) A Material Adverse Change in the condition of the Borrower or Holdco has occurred and is continuing;

      (r) A material adverse change in the overall qualifications or overall ability of the Borrower under any applicable laws to be a lender of Student Loans shall have occurred and shall have continued for 90 days;

      (s) The Borrower shall fail to deliver a Monthly Report on the date required hereunder, and such failure shall continue unremedied for three Business Days; and

      (t) [CONFIDENTIAL](17).

----------
(17) CONFIDENTIAL TREATMENT has been requested for the redacted portion pursuant to Rule 406 of the Securities Act of 1933, as amended. The confidential redacted portions have been filed separately with the United State Securities and Exchange Commission.

      SECTION 8.02. Remedies.

      (a) Optional Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in subsection (e) of Section 8.01), the Agent may, or, at the request of Required Lenders shall, declare that the Commitment Termination Date and Final Repayment Date have occurred and the unpaid principal amount of the Advances to be due and payable immediately, by a notice in writing to the Borrower, and upon any such declaration, the Commitment Termination Date and Final Repayment Date shall occur and such principal amount shall be immediately due and payable, together with all accrued and unpaid interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

      (b) Automatic Acceleration. Upon the occurrence of an Event of Default described in subsection (e) of Section 8.01 with respect to the Borrower or Holdco, the Commitment Termination Date and Final Repayment Date shall occur automatically and the unpaid principal amount of the Advances shall automatically become due and payable, together with all accrued and unpaid interest thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      (c) Additional Remedies. Upon any acceleration of the Advances pursuant to this Section 8.02, no Borrowings thereafter will be made, and the Agent and the Lenders shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws to a secured party, which rights shall be cumulative, including, without limitation, the right to foreclose upon the Collateral and sell all or any portion thereof at public or private sale (and the Borrower agrees that, to the extent that notice of such sale is required, notice 10 days prior to such sale shall be adequate and reasonable notice for all purposes).

                                   ARTICLE IX

                                    THE AGENT

      SECTION 9.01. Appointment; Nature of Relationship. Nomura is appointed by the Lenders as the Agent hereunder and under each other Transaction Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Transaction Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this
Article IX. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Transaction Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-102 of the UCC and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents. Each of the Lenders agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

      SECTION 9.02. Powers. The Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by the Agent.

      SECTION 9.03. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from (i) the gross negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Transaction Documents.

      SECTION 9.04. No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Transaction Document or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Unmatured Event of Default or Event of Default or (v) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of their respective subsidiaries.

      SECTION 9.05. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      SECTION 9.06. Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder and under any other Transaction Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Transaction Document.

      SECTION 9.07. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      SECTION 9.08. The Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Agent.

      SECTION 9.09. Rights as a Lender. With respect to its Commitment and Advances made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as through it were not the Agent, and the term "Lender" or "Lenders", as applicable, shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Affiliates in which such Person is not prohibited hereby from engaging with any other Person.

      SECTION 9.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

      SECTION 9.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no Event of Default has occurred and is continuing, each such successor Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank or other type of institution acceptable to the Lenders having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Transaction Documents.

      SECTION 9.12. Transaction Documents. Each Lender authorizes the Agent to enter into each of the Transaction Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender shall have the right individually to seek to realize upon the security interest granted by this Agreement or any other Transaction Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Lenders upon the terms of the Transaction Documents.

                                   ARTICLE X

                         ASSIGNMENT OF LENDER'S INTEREST

      SECTION 10.01. Restrictions on Assignments.

      (a) (i) Any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of the Borrower or the Agent, pledge or assign all or any part of its rights under this Agreement and the other Transaction Documents to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities; provided, however, that no such assignment or pledge shall release the transferor Lender from its obligations hereunder. Each Lender may assign to one or more banks or other entities all or any part or portion of its rights and obligations hereunder (including, without limitation, its Commitment, its Notes or its Advances); provided, however, that each such assignment (i) shall be in form and substance acceptable to the Agent and (ii) shall be to a bank or other financial institution which is acceptable to the Agent in its sole discretion; provided, further, however, that no such assignment shall be permitted without the Borrower's prior written consent (which may be withheld in its sole and absolute discretion) unless an Event of Default shall have occurred and be continuing at the time thereof. Upon, and to the extent of, any assignment (unless otherwise stated therein) made by any Lender hereunder, the assignee or purchaser of such assignment shall be a Lender hereunder for all purposes of this Agreement. Without limiting the foregoing, each assignee and each purchaser of an assignment shall, to the fullest extent permitted by law, have the same rights and benefits hereunder with respect to the rights and benefits so assigned or participated as it would have if it were a Lender hereunder.

      (b) This Agreement and the rights and obligations of the Agent hereunder shall be assignable, in whole or in part, by the Agent and its successors and assigns with the prior written consent of the Borrower, provided that, if (i) such assignment is to an Affiliate of Nomura, (ii) it becomes unlawful for Nomura to serve as the Agent or (iii) an Event of Default exists, no such consent of the Borrower shall be necessary.

      (c) The Borrower may not assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Agent and each of the Lenders.

      (d) Without limiting any other rights that may be available under applicable law, the rights of the Lenders may be enforced through them or by their agents.

      (e) Any Lender may, with the prior written consent of the Borrower (which may be withheld in its sole and absolute discretion) unless an Event of Default shall have occurred and be continuing at the time thereof, sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of its rights and obligations hereunder (including the outstanding Advances); provided that following the sale of a participation under this Agreement (i) the obligations of such Lender and the Borrower shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any permitted agreement or instrument pursuant to which such Lender sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or the other Transaction Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Transaction Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that
(i) reduces the amount of principal or interest that is payable on account of any Advance or delays any scheduled date for payment thereof or (ii) reduces any fees payable by the Borrower to the Agent (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees.

      SECTION 10.02. Evidence of Assignment. Any assignment of a Lender's rights and obligations hereunder, its Commitment and its Note (or any portion thereof) to any Person may be evidenced by an Assignment and Acceptance or such other instrument(s) or document(s) as may be satisfactory to the assigning Lender, the Borrower (so long as no Event of Default shall have occurred and be continuing at such time), the Agent and the assignee.

                                   ARTICLE XI

                                 INDEMNIFICATION

      SECTION 11.01. Indemnities.

      (a) General Indemnity. Without limiting any other rights that any such Person may have hereunder or under applicable law (including, without limitation, the right to recover damages for breach of contract), the Borrower hereby agrees to indemnify each of the Agent and the Lender and, each of their respective Affiliates, members, and all successors, transferees, participants and assigns and all officers, directors, employees, advisors and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the funding of the Advances or in respect of any Pledged Student Loan, excluding, however, Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

            (i) the adjustment or any non-cash reduction in the outstanding Principal Balance of any Pledged Student Loan other than as expressly permitted hereunder or under the applicable Servicing Agreement;

            (ii) the transfer by the Borrower of any interest in the Collateral other than the grant of the security interest granted to the Agent, for the benefit of Lenders and the other Secured Parties, pursuant to Section 1.03;

            (iii) any representation or warranty made or deemed made by the Borrower (or any of its officers or Affiliates) under or in connection with any Transaction Document or any other information or report delivered by or on behalf of the Borrower pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made;

            (iv) the failure by the Borrower to comply with any applicable law, rule or regulation with respect to any Pledged Student Loan or the nonconformity of any Pledged Student Loan with any such applicable law, rule or regulation, including in each case (without limitation) failure to comply with the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Truth in Lending Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulation B, applicable laws relating to usury, truth-in-lending, education lending, fair credit billing, fair credit reporting, fair debt collection practices, privacy, consumer credit protection and disclosure and other applicable consumer credit laws and equal credit opportunity laws;

            (v) the failure to vest and maintain vested in the Agent, for the benefit of the Secured Parties, a first priority perfected security interest, in the Collateral, free and clear of any Lien, other than a Lien arising solely as a result of an act of the Lenders or the Agent, whether existing at the time of any Borrowing or at any time thereafter;

            (vi) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any item of the Collateral, whether at the time of any Borrowing or at any time thereafter;

            (vii) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Student Loan in, or purporting to be in, the Collateral, any diminution in value of the Collateral, or any other claim brought by any Person, in each case, arising from any activity or inactivity by the Borrower or an Affiliate of the Borrower in connection with the Collateral (including, without limitation, a defense based on such Student Loan not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms or any defense based on the failure to comply with the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Truth in Lending Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulation B, applicable laws relating to usury, truth-in-lending, education lending, fair credit billing, fair credit reporting, fair debt collection practices, privacy, consumer credit protection and disclosure and other applicable consumer credit laws and equal credit opportunity laws);

            (viii)the introduction after the Closing Date of, or any change after the Closing Date in, the interpretation or administration of any law, rule or regulation that results in any tax or governmental fee or charge (but not including taxes upon or measured by net income or gross revenues), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the Advances, or any interest in the item of the Collateral;

            (ix) the failure by the Borrower to comply with any term, provision or covenant contained in any Transaction Document to which it is party;

            (x) any Lien (other than the Lien granted to the Agent under this Agreement) attaching to any Student Loan or any Related Security or Collections with respect thereto, arising in connection with any action or inaction by the Borrower or any Affiliate of the Borrower whether existing at the time that such Student Loan initially arose or at any time thereafter;

            (xi) any claim or action of whatever sort arising out of or in connection with the servicing of any Student Loan to the extent such servicing was provided by the Borrower or an Affiliate of the Borrower or, if such servicing was provided by a Person not the Borrower or an Affiliate of the Borrower, to the extent the Borrower is entitled to recover such Indemnified Amounts from such non-Affiliate or another Person;

            (xii) the failure to pay when due any taxes and fees payable by the Borrower or any Originator in connection with the Collateral or the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements);

            (xiii)the payment by such Indemnified Party of taxes, including, without limitation, any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Borrower's actions or failure to act in breach of this Agreement, excluding, however, any taxes which the Borrower is expressly not obligated to pay pursuant to Sections 2.06 and 4.02;

            (xiv) the commingling of Collections with any other funds of the Borrower or any Affiliate of the Borrower;

            (xv) any failure by the Borrower to give reasonably equivalent value to any Originator in consideration for the transfer by such Originator to the Borrower of any Student Loans, or any attempt by any Person to void any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

            (xvi) any investigation, litigation or proceeding arising out of or related to this Agreement or the use of proceeds of the Advances made pursuant to this Agreement or any other Transaction Document delivered hereunder or in respect of any of the Student Loans related hereto;

            (xvii)the sale or pledge by the Borrower or any Affiliated Originator of any Student Loan in violation of any applicable law, rule or regulation.

Any amounts subject to the indemnification provisions of this Section 11.01 shall be paid by the Borrower to the related Indemnified Party within five (5) Business Days following demand therefor accompanied by reasonable supporting documentation with respect to such amounts.

      (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from the Borrower under Section 11.01(a)(xiii), such Indemnified Party shall give prompt and timely notice of such attempt to the Borrower. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

                                  ARTICLE XII

                       SERVICING OF PLEDGED STUDENT LOANS

      SECTION 12.01. Appointment of Servicer(s). The Borrower, for the benefit of the Agent and the Lenders, shall appoint one or more Servicers approved by the Agent and the Lenders to manage, service, administer and make collections on the Pledged Student Loans pursuant to agreements that are satisfactory in form and substance to the Agent. For purposes of this Section 12.01, the Servicers listed on Exhibit 12.01 shall be deemed approved by the Agent and the Lenders. The fees and expenses of each Servicer (and any such sub-contractors) shall be as agreed between the Borrower and the applicable Servicer or a sub-contractor from time to time and none of the Lenders or the Agent shall have any responsibility therefor.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      SECTION 13.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 13.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on
Schedule 13.02 attached hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

      SECTION 13.03. No Waiver; Remedies. No failure on the part of the Borrower, the Agent, any Affected Party, any Indemnified Party or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof (unless waived in writing); nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 13.04. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders, and their respective successors and assigns, and the provisions of Section 4.02 and
Article XI shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 9.06 or Section 10.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to
Article VI and the indemnification and payment provisions of Articles IX and XI and Sections 2.06, 4.02, 13.05, 13.06 and 13.12 shall be continuing and shall survive any termination of this Agreement.

      SECTION 13.05. Costs, Expenses and Taxes. In addition to its obligations under Article XI, the Borrower agrees to pay within fifteen Business Days of demand therefor:

      (a) all reasonable costs and expenses incurred by the Agent and the Lenders and their respective Affiliates in connection with the negotiation, preparation, execution and delivery, the administration (including periodic auditing) the amendment to, or waiver of, or the enforcement of, or any actual or claimed breach of, this Agreement and the other Transaction Documents, including, without limitation (i) the fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of the Borrower's books and records either prior to the execution and delivery hereof or pursuant to Section 7.01(c) or a Servicing Agreement; and

      (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      SECTION 13.06. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

      SECTION 13.07. Integration. This Agreement and the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

      SECTION 13.08. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE SECURED PARTIES IN THE COLLATERAL IS GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      SECTION 13.09. Waiver Of Jury Trial; Submission to Jurisdiction. THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK FOR THE PURPOSE OF ADJUDICATING ANY CLAIM OR CONTROVERSY ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND, FOR SUCH PURPOSE, HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE THEREIN OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF ANY LENDER OR THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PARTY HERETO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

      SECTION 13.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      SECTION 13.11. No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of the Lenders, the Agent or the Borrower contained in this Agreement shall be had against any stockholder, employee, officer, director, or incorporator of any of the Lenders, the Agent or the Borrower; provided, however, that nothing in this Section 13.11 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his/her or its gross negligence or willful misconduct.

      SECTION 13.12. Confidentiality.

      (a) The Borrower and each Secured Party agrees that it shall not (and shall not allow any of its Affiliates to) disclose to any Person or entity the terms hereof or the terms of any other Transaction Document (including, without limitation, any specific pricing information provided by the Agent and its Affiliates or the amount or terms of any fees payable to the Agent and its Affiliates in connection with the transaction contemplated by the Transaction Documents (the "Transaction")) or the structure of the Transaction, any related structures developed by the Agent and its Affiliates for the Borrower or its Affiliates, any related analyses, computer models, information or documents, any written or oral reports from the Agent and its Affiliates to the Borrower or its Affiliates or from the Borrower or its Affiliates to any Secured Party or any related written information, or the existence and status of any ongoing negotiations between the Borrower and its Affiliates and the Agent and its Affiliates concerning the Transaction (collectively, the "Product Information"), except to its and its Affiliates' employees, officers, directors, advisors, representatives, accountants, legal counsel and agents (collectively, the "Representatives") who have a need to know the Product Information for the purpose of assisting in the negotiation and completion of the Transaction and who agree to be bound by the provisions of this Section 13.12 and to use such Product Information only in connection with the Transaction and not for any other purpose. The Borrower and each Secured Party, respectively, will be responsible for any failure of any of its Representatives to comply with the provisions of this Section 13.12. "Product Information" shall not include, however, information that is a matter of general public knowledge or has heretofore been or is hereafter published in any source generally available to the public. Notwithstanding the foregoing, the Borrower and each Secured Party may (i) disclose Product Information to the extent required by applicable law, regulation, subpoena or other legal process, (ii) file copies of the Transaction Documents with the Securities Exchange Commission to the extent required by law, rule or regulation and (iii) submit copies of the Transaction Documents to one or more Rating Agencies as required by such Rating Agency(ies), and each Secured Party may disclose Product Information to its Permitted Recipients (as defined in Section 13.12(b) below) which, in each case, may have a need to know or review such Product Information for the purpose of assisting in the negotiation, completion, administration and/or evaluation of the Transaction, a sale referred to in clause (iv) of Section 13.12(b) below or a securitization transaction referred to in clause (v) of Section 13.12(b) below, as the case may be.

      (b) Each of the Secured Parties agrees to keep all non-public information with respect to the Borrower and its Affiliates, including, without limitation, customer lists and origination processes and other intellectual property which such Secured Party receives pursuant to the Transaction Documents (collectively, the "Borrower Information") confidential and to disclose Borrower Information only to (i) those of its officers, employees, agents, accountants, legal counsel and other representatives of the Secured Parties, (ii) rating agencies, (iii) its actual or potential assignees or Participants (provided that an assignment or participation to such Person would be permitted pursuant to Section 10.01),
(iv) actual or potential purchasers of the Pledged Student Loans pursuant to a sale contemplated by Section 8.02(c) and (v) actual or potential parties to, or investors in, a securitization transaction to which all or a portion of the Pledged Student Loans may become subject (the Persons described in clauses (i) through (v) collectively, being the "Permitted Recipients"), which, in each case, may have a need to know or review such Borrower Information for the purpose of assisting in the negotiation, completion, administration and/or evaluation of the Transaction, a sale referred to in clause (iv) above or a securitization transaction referred to in clause (v) above, as the case may be; provided that such Secured Party provides prior written notice to the Borrower to the extent permitted by law and causes the such Permitted Recipient to comply with the provisions of this Section 13.12(b).

      (c) The provisions of Section 13.12(a) and Section 13.12(b), as applicable, shall not apply to any Product Information or Borrower Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than such Permitted Recipient or that is required to be disclosed by applicable law, regulation, subpoena or other legal process or is requested by any authority with jurisdiction over the Borrower, any Secured Party or Permitted Recipient or any of their respective Affiliates.

      (d) Notwithstanding the foregoing, the Product Information may be disclosed by the Borrower or its Affiliates to any Person with the Agent's prior written consent.

      (e) Each party hereto agrees not to use the name of each other party hereto in any press release or marketing materials without the prior written consent of such other party; provided that the foregoing shall not apply to any documents that are required by applicable law, rule or regulation to include such other party's name and to be filed with the United States Securities and Exchange Commission.

      (f) The provisions of this Section 13.12 shall survive the termination of this Agreement.

      SECTION 13.13. Limitation of Liability. No claim may be made by the Borrower, any of its Affiliates, or any other Person against the Lenders or the Agent or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      SECTION 13.14. Actions to be Taken on Days other than Business Days. In any case where any action is to be taken under this Agreement on any day other than a Business Day, such action need not be taken on such day but instead may be taken on the next succeeding Business Day with the same force and effect as if taken on the date required under this Agreement.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     MRU LENDING, INC., as the Borrower


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                     NOMURA CREDIT & CAPITAL, INC., as a Lender


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:
                                     Commitment:  $165,000,000

                                     NOMURA CREDIT & CAPITAL, INC., as Agent


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:


                                      S-2